AGREEMENT OF LEASE

Between

GP 275 OWNER, LLC,

Landlord,

and

RELMADA THERAPEUTICS, INC.,

Tenant.

Premises:

Suite 702

275 Madison Avenue

New York, New York

LEASE INFORMATION SUMMARY

I.	LEASE DATE:	June 9, 2015

II.	PARTIES AND ADDRESSES:

	A. Landlord:	GP 275 Owner, LLC

	B. Landlord’s Address for Notices	c/o RFR Realty LLC 390 Park Avenue New York, New York 10022 with a copy to: Katsky Korins LLP 605 Third Avenue New York, New York 10158 Attn: Randolph Amengual, Esq.

	C. Tenant:	Relmada Therapeutics, Inc.

D. Tenant’s Address for Notices

Prior to the Commencement Date

Relmada Therapeutics, Inc.

546 Fifth Avenue, 14th Floor

New York, New York 10036

Attn: Sergio Traversa and Douglas Beck

After the Commencement Date:

Relmada Therapeutics, Inc.

275 Madison Avenue, Suite 702

New York, New York 10016

Attn: Sergio Traversa and Douglas Beck

III.	PROPERTY INFORMATION:

	A. Premises:	A portion of the seventh (7th) floor of the Building, known as Suite 702, as shown cross-hatched on Exhibit 1 annexed hereto and made a part hereof.

	B. Building:	275 Madison Avenue, New York, New York

	C. Real Property:	The real property on which the Building is located.

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IV.	TERM

	A. Term of Lease:	Seven (7) years and three (3) months.

	B. Commencement Date:	The date of “substantial completion” (as hereinafter defined) of Landlord’s Work.

	C. Expiration Date:	The last day of the calendar month in which the seven (7) year, three (3) month anniversary of the day immediately preceding the Commencement Date occurs.

V.	RENT:

A. Minimum Rent:

(i) Three Hundred Twelve Thousand Six Hundred Sixty and 00/100 ($312,660.00) Dollars per annum ($26,055.00 per month) for the period commencing on the Commencement Date through the day immediately preceding the fourth (4th) anniversary of the Minimum Rent Commencement Date; and

(ii) Three Hundred Forty One Thousand Six Hundred Ten and 00/100 ($341,610.00) Dollars per annum ($28,467.50 per month) for the period commencing on the fourth (4th) anniversary of the Minimum Rent Commencement Date through and including the Expiration Date.

B. Minimum Rent Abatement Period:

The first three (3) full calendar months of the Term starting on the Commencement Date. The day immediately following the last day of the Minimum Rent Abatement Period is referred to herein as the “Minimum Rent Commencement Date”.

	C. Electricity Factor:	$20,265.00 per annum

	D. Tenant’s Proportionate Share	2.316%

	E. Base Tax Amount:	The Taxes for the calendar year 2015. Accordingly, the Base Tax Amount shall mean fifty (50%) percent of the sum of (i) the Taxes payable for the New York City fiscal tax year commencing on July 1, 2014 and ending on June 30, 2015, and (ii) the Taxes payable for the New York City fiscal tax year commencing on July 1, 2015 and ending on June 30, 2016.

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	F. Operating Escalation:	Fixed 2.5% per annum increase in Minimum Rent.

	G. Security Deposit:	$390,825.00, in accordance with and subject to reduction as set forth in Article 27D.

	H. Landlord’s Work:	As described on Schedule B annexed hereto and made a part hereof.

VI.	PERMITTED USES	General, executive and administrative offices.

VII.	BROKERS:

	A. Landlord’s Broker:	RFR Realty LLC and Jones Lang LaSalle

	B. Tenant’s Broker:	Lee & Associates NYC LLC

The summary of lease information set forth above and any addendum and/or exhibit(s) and/or schedule(s) (“Riders”) attached to this Lease are incorporated into and made a part of the following Lease. Notwithstanding anything to the contrary contained in this Lease, Articles 1 through 31 shall control the rights and obligations of the parties hereto except that the provisions of any Riders shall supersede any inconsistent provisions in Articles 1 through 31, as the case may be.

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TABLE OF CONTENTS

1.	PREMISES; TERM; USE AND OCCUPANCY.		1
	A.	Premises	1
	B.	Commencement Notice	1
	C.	Condition Of Premises	2
	D.	Permitted Uses	3
	E.	Certificate Of Occupancy	3

2.	RENT.		4
	A.	Minimum Rent	4
	B.	Additional Rent	4
	C.	Rent Tax	4
	D.	Rent Credit	4

3.	ESCALATIONS.		5
	A.	Defined Terms	5
	B.	Escalation	6
	C.	Payment of Escalations	6
	D.	Adjustments	7
	E.	Operating Cost Increase	8
	F.	Capital Improvements	8

4.	ALTERATIONS.		8
	A.	Defined Terms	8
	B.	Alterations Within Premises	9
	C.	Landlord’s Supervisory Fee	10
	D.	Required Submissions; Permits	10
	E.	Completion of Alterations	12
	F.	Liens	12
	G.	Miscellaneous Conditions	13
	H.	Removal of Alterations	14

5.	REPAIRS; FLOOR LOAD		15

6.	REQUIREMENTS OF LAW.		16

7.	SUBORDINATION.		16
	A.	Subordination	16
	B.	Attornment	17
	C.	Certificates	17

8.	RULES AND REGULATIONS		18

9.	INSURANCE.		18
	A.	Tenant’s Insurance	18
	B.	Waiver of Subrogation	19

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10.	DESTRUCTION OF THE PREMISES; PROPERTY LOSS OR DAMAGE.		20
	A.	Repair of Damage	20
	B.	Termination Options	20
	C.	Provision Controlling	21
	D.	Property Loss or Damage	21

11.	CONDEMNATION.		22
	A.	Condemnation	22
	B.	Award	22

12.	ASSIGNMENT AND SUBLETTING.		22
	A.	Prohibition Without Consent	22
	B.	Notice of Proposed Transfer	23
	C.	Landlord’s Recapture Option	23
	D.	Effect of Termination by Landlord	23
	E.	Takeback by Landlord	23
	F.	Conditions for Landlord’s Approval	25
	G.	Future Requests	26
	H.	Sublease Provisions	27
	I.	Profits From Assignment or Subletting	28
	J.	Other Transfers	28
	K.	Related Corporation	29
	L.	Assumption By Transferee; Liability of Tenant	30
	M.	Office Sharing	30
	N.	Exclusive Broker	31

13.	ACCESS TO PREMISES		31

14.	LANDLORD’S LIABILITY		32

15.	DEFAULT.		32
	A.	Events of Default.	32
	B.	Effect of Bankruptcy	34
	C.	Conditional Limitation	34
	D.	Repeated Defaults	34

16.	REMEDIES AND DAMAGES.		34
	A.	Landlord’s Remedies	34
	B.	Damages	35
	C.	Legal Fees	37

17.	FEES AND EXPENSES.		37
	A.	Curing Tenant’s Defaults	37
	B.	Late Charges	37

18.	NO REPRESENTATIONS BY LANDLORD		38

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19.	END OF TERM.		38
	A.	Surrender of Premises	38
	B.	Holdover by Tenant	38

20.	QUIET ENJOYMENT		39

21.	FAILURE TO GIVE POSSESSION		39

22.	NO WAIVER		39

23.	WAIVER OF TRIAL BY JURY		40

24.	INABILITY TO PERFORM		40

25.	BILLS AND NOTICES		40

26.	SERVICES.		41
	A.	Elevator	41
	B.	HVAC	41
	C.	After Hours and Additional Services	42
	D.	Cleaning	42
	E.	Trash Removal	43
	F.	Sprinkler System	43
	G.	Water	43
	H.	Electricity Service	43
	I.	Wireless Internet Service	46
	J.	Interruption of Services	46

27.	SECURITY DEPOSIT.		46
	A.	Deposit of Security	46
	B.	Letter of Credit	46
	C.	Application of Security Deposit	47
	D.	Reduction of Security Deposit	47
	E.	Temporary Cash Security Deposit	48

28.	ADDITIONAL DEFINITIONS.		48

29.	BROKER		49

30.	INDEMNITY		50

31.	MISCELLANEOUS.		50
	A.	No Offer	50
	B.	Signatories	50
	C.	Directory Listings	51
	D.	Authority	51
	E.	Signage	52
	F.	Consents and Approvals	52
	G.	Rent Control	53

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H.	Right to Relocate	53
I.	Access to Premises	54
J.	Confidentiality	54
K.	Adjacent Excavation; Shoring	54
L.	Labor Harmony	54
M.	Captions	54
N.	Parties Bound	54

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AGREEMENT OF LEASE, made between GP 275 OWNER, LLC, as landlord, and RELMADA THERAPEUTICS, INC., a Delaware corporation, as tenant.

WITNESSETH:

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

1.           PREMISES; TERM; USE AND OCCUPANCY.

A.           Premises. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises in the Building for the Term, to commence on the Commencement Date and to end on the Expiration Date, both dates inclusive, unless the Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law. During the Term, Tenant shall have the non-exclusive right, in common with the other tenants and occupants of the Building, to use the public common areas of the Building, including, without limitation, the Building lobby, common elevators and corridors of the Building, and the common restroom facilities located on the floor of the Building of which the Premises form a part. Subject to the provisions of Article 5 hereof, Landlord shall be responsible for maintaining, repairing and cleaning such common areas of the Building.

B.           Commencement Notice.

(i)           Landlord shall fix the Commencement Date upon not less than ten (10) days’ written notice to Tenant, which notice shall state that Landlord has, or on or prior to the commencement date fixed in said notice shall have, substantially completed Landlord’s Work; provided, however, that in the event that Tenant takes possession of the Premises prior to the expiration of such ten (10) day period, the Commencement Date shall be the date that Tenant so takes possession of the Premises. After the determination of the Commencement Date, and at Landlord’s request, prior to delivery of possession of the Premises to Tenant, Tenant agrees, to execute, acknowledge and deliver to Landlord an instrument, in form reasonably satisfactory to Landlord, setting forth the Commencement Date and the Expiration Date; provided, however, that any failure by Tenant to deliver such instrument shall not affect the determination of the Commencement Date as set forth in such Landlord’s notice. Notwithstanding anything contained herein to the contrary, in the event that: (a) Landlord does not substantially complete Landlord’s Work within one hundred eighty (180) days after the full execution and delivery of this Lease, for any reason other than Excused Delays (as hereinafter defined), the Minimum Rent Abatement Period shall be extended by one (1) day for each day of such delay; or (b) Landlord does not substantially complete Landlord’s Work within two hundred seventy (270) days after the full execution and delivery of this Lease, Tenant shall have the right to terminate the Lease on thirty (30) days’ prior written notice to Landlord (provided that, if Landlord substantially completes Landlord’s Work within such thirty (30) day period, Tenant’s termination shall be void). The term “Excused Delays” shall mean: (i) the unavailability or delay in delivery of any specialty items chosen by Tenant (e.g., floor coverings, lighting fixtures), (ii) delays or interference caused by Tenant, or (iii) Unavoidable Delay (as hereinafter defined).

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(ii)           Notwithstanding anything to the contrary contained herein, Tenant and Tenant’s employees, agents and approved contractors may enter the Premises and Building pursuant to a license granted hereunder (the “Pre-Commencement License”) for the limited purpose of performing Tenant’s telecom and data installations subject to the limitations hereinafter set forth (“IT Installations”). The Pre-Commencement License shall be subject to such reasonable restrictions and conditions as may be imposed by Landlord from time to time. The Pre-Commencement License shall commence upon full execution and delivery of this Lease by the parties and end on the day immediately preceding the Commencement Date (the “Pre-Commencement License Period”). By executing this Lease, the parties acknowledge that the mutual premises, covenants and conditions set forth herein constitute consideration for the Pre-Commencement License. Tenant’s right to enter onto the Premises and Building pursuant to the Pre-Commencement License shall not trigger the Commencement Date as long as Tenant complies with the reasonable restrictions and conditions required by Landlord; provided, however, the remaining terms and provisions of this Lease (including the provisions of Articles 4 and 9), other than those relating to the payment of Minimum Rent, shall automatically become effective and apply to all activities of Tenant and Tenant’s employees, agents, contractors and licensees in, about, or relating to the Premises or the Building. Tenant shall coordinate all access to the Building and the Premises, and all activities on and about the Premises relating to the IT Installations with Landlord, and Tenant shall not interfere with or hinder Landlord in the performance of Landlord’s Work. Any interference with Landlord’s Work caused by Tenant or a Tenant Party during the Pre-Commencement License Period shall be considered a Tenant Delay (as such term is defined in Schedule B hereof).

C.           Condition Of Premises. Subject to the provisions of this Subsection 1C, Tenant agrees to accept possession of the Premises in the condition which shall exist on the Commencement Date “as is” subject to the completion of Landlord’s Work as provided herein, and further agrees that Landlord shall have no obligation to perform any work or make any installations in order to prepare the Premises for Tenant’s occupancy, other than the performance of Landlord's Work. The taking of possession of the Premises by Tenant shall be conclusive evidence as against Tenant that, at the time such possession was so taken, the Premises and the Building (subject to Landlord’s completion of the remaining Landlord’s Work and the Corridor Work (as hereinafter defined)) were in good and satisfactory condition and that Landlord’s Work was substantially completed. Notwithstanding the foregoing, Tenant shall have the right to give Landlord notice of any latent defects or conditions in the Landlord’s Work and/or the Premises which defects and/or conditions were not (or would not have been) discernible after diligent examination of the Premises, provided that such defects and/or conditions are not caused by any Tenant Party (as hereinafter defined), for a period of forty (40) days after the Commencement Date, TIME OF THE ESSENCE. Landlord shall complete or repair any such items promptly, but any such items shall not affect the Commencement Date. Landlord shall, within ninety (90) days after the Commencement Date, perform a Building standard renovation of the common corridor on the seventh (7th) floor of the Building, at Landlord’s sole cost, using Building standard finishes, which shall include the installation of a new ceiling, new lights and new carpeting (the “Corridor Work”). Landlord shall deliver to Tenant an ACP-5 certificate for the Premises.

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D.           Permitted Uses.

(i)           Tenant shall use and occupy the Premises for the Permitted Uses and uses ancillary thereto (subject to the terms of this Lease), and for no other purpose.

(ii)          Anything contained herein to the contrary notwithstanding, Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (a) for the business of photographic, multilith or multigraph reproductions or offset printing, (b) for a banking, trust company, depository, guarantee or safe deposit business, (c) as a savings bank, a savings and loan association or a loan company, (d) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (e) as a “retail” stock broker’s or dealer’s office which shall be open to the general public (except pursuant to prior appointment), (f) as a restaurant or bar or for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, (g) as a news or cigar stand, (h) as an employment agency, labor union office, physician’s or dentist’s office or for the rendition of any other diagnostic or therapeutic services, dance or music studio, school (except for the training of employees of Tenant), (i) as a barber shop, beauty salon or manicure shop, (j) for the direct sale, at retail, wholesale or otherwise, of any goods or products, (k) for a public stenographer or typist, (l) for a telephone or telegraph agency, telephone or secretarial service for the public at large, (m) for a messenger service for the public at large, (n) gambling or gaming activities, obscene or pornographic purposes or any sort of commercial sex establishment, (o) for the possession, storage, manufacture or sale of alcohol, drugs or narcotics, (p) for the conduct of a public auction, or (q) for the offices or business of any federal, state or municipal agency or any agency of any foreign government. Nothing in this Subsection shall preclude Tenant from using any part of the Premises for photographic, multilith or multigraph reproductions in connection with, either directly or indirectly, its own business and/or activities.

(iii)         Neither Tenant nor any Tenant Party shall use any portion of the halls, corridors, stairways, elevators or other public portions of the Building or any entranceways, sidewalks or roadways adjoining the Building in any manner which would cause any unreasonable congestion or in any way impede the flow of pedestrian traffic outside of the Premises or the Building.

E.           Certificate Of Occupancy. Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy issued for the Premises or for the Building and in the event that any department of the City or State of New York shall hereafter at any time contend and/or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy, Tenant shall, upon five (5) days’ written notice from Landlord, immediately discontinue such use of the Premises.

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2.           RENT.

A.           Minimum Rent. Tenant agrees to pay the Minimum Rent in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments, in advance, commencing on the Commencement Date and on the first (1st) day of each calendar month thereafter during the Term (except as hereinafter otherwise provided), at Landlord’s address as set forth herein or such other place as Landlord may designate, without any set-off, offset, abatement or deduction whatsoever, except that Tenant shall pay the first full monthly installment on the execution hereof. If the Commencement Date shall occur on a date other than the first (1st) day of any calendar month, Tenant shall pay to Landlord, on the Commencement Date, an amount equal to such proportion of an equal monthly installment of Minimum Rent as the number of days from and including the Commencement Date bears to the total number of days in said calendar month. Landlord shall have the right to require Tenant to pay Minimum Rent when due by wire transfer of funds to an account designated from time to time by Landlord on at least thirty (30) days’ advance notice to Tenant.

B.           Additional Rent. All sums other than Minimum Rent payable hereunder shall be deemed to be “Additional Rent” and shall be payable within ten (10) business days of rendition of a statement therefor, unless other payment dates are hereinafter provided. The term “Rent” as used in this Lease shall mean Minimum Rent and Additional Rent. Landlord may apply payments made by Tenant towards the payment of any item of Minimum Rent and/or Additional Rent payable hereunder notwithstanding any designation by Tenant as to the items against which any such payment should be credited.

C.           Rent Tax. Tenant shall, in addition to and together with the payments of Minimum Rent and any Additional Rent, pay to Landlord any and all sales or rent taxes required by any Governmental Agency to be collected by Landlord in connection with Minimum Rent and Additional Rent. Tenant shall also pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed and which become payable during the term of this Lease upon Tenant’s fixtures, furniture, appliances and personal property installed or located in or about the Premises.

D.           Rent Credit. Notwithstanding anything to the contrary hereinabove set forth, provided Tenant is not in default under this Lease beyond the expiration of any applicable grace or cure period, Tenant shall be entitled to a credit against the Minimum Rent exclusive of the Electricity Factor (the “Minimum Rent Abatement”) for the Minimum Rent Abatement Period. It is understood and agreed that the Minimum Rent Abatement is given by Landlord in consideration of Tenant’s paying when due all rents under this Lease, and otherwise complying with the terms hereof, and that in the event of any uncured Event of Default by Tenant under this Lease during the first four (4) years of the Term, the unamortized portion of the Reimbursable Amount shall, in addition to any other claims which Landlord may have hereunder by reason of such default, become immediately due and payable to Landlord as Additional Rent under this Lease. The “Reimbursable Amount” shall mean (i) the entire Minimum Rent Abatement given pursuant to this Subsection, (ii) any fee, commission or other compensation paid by Landlord to any broker or finder in connection with this Lease, and (iii) the costs incurred by Landlord in performing Landlord’s Work.

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3.           ESCALATIONS.

A.           Defined Terms.

(i)           “Taxes” shall mean the aggregate amount of real estate taxes and any special or other assessments (exclusive of penalties and interest thereon) imposed upon the Real Property and real estate taxes or assessments imposed in connection with the receipt of income or rents from the Building to the extent that same shall be in lieu of all or a portion of the aforesaid taxes or assessments, or additions or increases thereof, including, without limitation, (a) assessments made upon or with respect to any air rights, and (b) any assessments levied after the date of this Lease for public benefits to the Real Property or the Building (excluding an amount equal to the assessments payable in whole or in part as part of the Base Tax Amount) which assessments, if payable in installments, shall be deemed payable in the maximum number of permissible installments and there shall be included in real estate taxes for each Comparison Year (hereinafter defined) in which such installments may be paid, the installments of such assessment so becoming payable during such Comparison Year (in the manner in which such taxes and assessments are imposed as of the date hereof); provided, that if because of any change in the taxation of real estate, any other tax or assessment (including, without limitation, any occupancy, gross receipts, rental, income, franchise, transit or other tax) is imposed upon Landlord or the owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for or in addition to, any of the foregoing Taxes, such other tax or assessment shall be deemed part of the Taxes. With respect to any Comparison Year all expenses, including attorneys’ fees and disbursements, experts’ and other witnesses’ fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such year.

(ii)           “Assessed Valuation” shall mean the amount for which the Real Property is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of the City of New York for the purpose of imposition of Taxes.

(iii)           “Tax Year” shall mean the period July 1 through June 30 (or such other period as hereinafter may be duly adopted by the City of New York as its fiscal year for real estate tax purposes).

(iv)           “BID Charges” shall mean business improvement district taxes and similar charges imposed on the Building and/or the Real Property and any expenses incurred by Landlord in contesting the same.

(v)           “BID Payment” shall mean Tenant’s Proportionate Share of BID Charges.

(vi)           “Comparison Year” shall mean with respect to Taxes, any calendar year during the Term (or such other fiscal or accounting period as Landlord may reasonably elect), and with respect to BID Charges, any calendar year during the Term, for any part or all of which there is an increase in the Rent pursuant to Subsection B of this Article.

(vii)          “Landlord’s Statement” shall mean an instrument or instruments containing a comparison of any increase or decrease in the Rent for the preceding Comparison Year pursuant to the provisions of this Article.

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B.           Escalation.

(1)           If the Taxes payable for any Comparison Year (any part or all of which falls within the Term) shall represent an increase above the Base Tax Amount, then the Rent for such Comparison Year and continuing thereafter until a new Landlord’s Statement is rendered to Tenant, shall be increased by Tenant’s Proportionate Share of such increase (a “Tax Payment”). The Taxes shall be initially computed on the basis of the Assessed Valuation in effect at the time Landlord’s Statement is rendered (as the Taxes may have been settled or finally adjudicated prior to such time) regardless of any then pending application, proceeding or appeal respecting the reduction of any such Assessed Valuation, but shall be subject to subsequent adjustment as provided in Subsection D(i)(a) of this Article.

(2)           If there are BID Charges payable during any Comparison Year (any part or all of which falls within the Term), then the Rent for such Comparison Year and continuing thereafter until a new Landlord’s Statement is rendered to Tenant, shall be increased by the amount of the BID Payment.

C.           Payment of Escalations.

(1)           At any time prior to, during or after any Comparison Year Landlord shall render to Tenant a Landlord’s Statement or Statements showing separately or together (i) a comparison of the Taxes payable for the Comparison Year with the Base Tax Amount, (ii) the BID Charges, and (iii) the amount of the increase in the Rent resulting therefrom. Landlord’s failure to render a Landlord’s Statement and/or receive payments with respect thereto during or with respect to any Comparison Year shall not prejudice Landlord’s right to render a Landlord’s Statement and/or receive payments with respect thereto during or with respect to any subsequent Comparison Year, and shall not eliminate or reduce Tenant’s obligation to pay increases in the Rent pursuant to this Article for such Comparison Year. Landlord may also at any time and from time to time, furnish to Tenant a revised Landlord’s Statement or Statements showing separately or together a comparison of the Taxes payable for the Comparison Year with the Base Tax Amount, and the BID Charges.

(2)           With respect to an increase in the Rent resulting from (a) an increase in the Taxes for any Comparison Year above the Base Tax Amount, and/or (b) the imposition of BID Charges, Tenant shall pay to Landlord a sum equal to one-half (½) of such amount on the first day of June and a sum equal to one-half (½) of such amount on the first day of December of each calendar year. If Landlord’s Statement shall be furnished to Tenant after the commencement of the Comparison Year to which it relates, then (I) until Landlord’s Statement is rendered for such Comparison Year, Tenant shall pay (1) Tenant’s Proportionate Share of any increase in Taxes for such Comparison Year, and (2) the BID Payment, in semi-annual installments, as described above, based upon the last prior Landlord’s Statement rendered to Tenant with respect to Taxes and/or BID Charges, and (II) Tenant shall pay to Landlord an amount equal to any underpayment of the Tax Payment and/or the BID Payment theretofore paid by Tenant for such Comparison Year and, in the event of an overpayment by Tenant, Landlord shall permit Tenant to credit against subsequent payments under this Subsection the amount of such overpayment. At Landlord’s option, Landlord may deliver to Tenant a statement setting forth Landlord’s estimate of the Tax Payment and/or BID Charges for the next succeeding Tax Year (the “Estimated Amount”). In such event, Tenant shall pay the Estimated Amount in advance in equal monthly installments together with that month’s installment of Minimum Rent. In the event of an overpayment or underpayment by Tenant, the difference shall be adjusted in accordance with the terms of this Article. The benefit of any discount for any early payment or prepayment of Taxes and BID Charges shall accrue solely to the benefit of Landlord, and such discount shall not be subtracted from the Tax Payment or the BID Payment, respectively. Tenant shall be obliged to pay the Tax Payment and/or the BID Payment regardless of whether Tenant is exempt, in whole or in part, from the payment of any Taxes by reason of Tenant’s diplomatic status or otherwise.

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(3)           Following each Landlord’s Statement, a reconciliation shall be made as follows: Tenant shall be debited with any increase in the Rent shown on such Landlord’s Statement and credited with the aggregate, if any, paid by Tenant on account in accordance with the provisions hereof for the Comparison Year in question; Tenant shall pay any net debit balance to Landlord by the date that is twenty (20) days following rendition by Landlord of a statement therefor, any net credit balance shall be applied against the next accruing monthly installment of Rent, or, if such net credit balance occurs at the end of the Term, and no further Rent is due hereunder, the amount of such net credit balance shall be refunded to Tenant.

D.           Adjustments.

(i)           (a) In the event that, after a Landlord’s Statement has been sent to Tenant, an Assessed Valuation which had been utilized in computing the Taxes or the BID Charges for a Comparison Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise), and as a result thereof a refund of Taxes or BID Charges is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a statement adjusting the Tax Payment or the BID Payment for such Comparison Year (taking into account the expenses mentioned in the last sentence of Subsection A(i) of this Article) and setting forth Tenant’s Proportionate Share of such refund and Tenant shall be entitled to receive such share by way of a credit against the Rent next becoming due after the sending of such Landlord’s Statement (or such credit becomes due to Tenant at the end of the Term, and no further Rent is due hereunder, such amount shall be refunded to Tenant); provided, however, that (A) Tenant’s Share of such refund shall be limited to the amount, if any, which Tenant had theretofore paid to Landlord as increased Rent for such Comparison Year on the basis of the Assessed Valuation before it had been reduced, and (B) if Tenant is in default hereunder at such time, Tenant shall not receive such credit until such time as such default has been cured by Tenant.

(b)           In the event that, after a Landlord’s Statement has been sent to Tenant, the Assessed Valuation which had been utilized in computing the Base Tax Amount is reduced (as a result of settlement, final determination of legal proceedings or otherwise) then, and in such event: (A) the Base Tax Amount shall be retroactively adjusted to reflect such reduction, (B) the monthly installment of Rent shall be increased accordingly, and (C) all retroactive Additional Rent resulting from such retroactive adjustment shall be forthwith payable when billed by Landlord. Landlord promptly shall send to Tenant a statement setting forth the basis for such retroactive adjustment and Additional Rent payments.

(ii)          Any Landlord’s Statement sent to Tenant shall be conclusively binding upon Tenant unless, within sixty (60) days after such statement is sent, Tenant shall (a) pay to Landlord the amount set forth in such statement, without prejudice to Tenant’s right to dispute the same, and (b) send a written notice to Landlord objecting to such statement and specifying the particular respects in which such statement is claimed to be incorrect.

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(iii)           Anything in this Article to the contrary notwithstanding, under no circumstances shall the rent payable under this Lease be less than the Minimum Rent set forth herein.

(iv)           The expiration or termination of this Lease during any Comparison Year for any part or all of which there is an increase in the Rent under this Article shall not affect the rights or obligations of the parties hereto respecting such increase and any Landlord’s Statement relating to such increase may, on a pro rata basis, be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. Any payments due under such Landlord’s Statement shall be payable within twenty (20) days after such statement is sent to Tenant.

E.           Operating Cost Increase. In order to reflect Tenant’s agreed upon portion of the cost to Landlord (and increases thereto) for the operation, cleaning, repair, safety, replacement, management, security and maintenance of the Real Property, the Building and the Building Systems, sidewalks, curbs, plazas and other areas adjacent to the Building with respect to the services provided to tenants of the Building, commencing on the first (1st) anniversary of the Commencement Date, and to occur on each subsequent anniversary of the Commencement Date throughout the Term, the Minimum Rent payable by Tenant shall be increased by two and one-half (2.5%) percent on a compounded basis, which shall be calculated by multiplying the Minimum Rent then payable by Tenant (as previously escalated pursuant to this Subsection E, and including any fixed increases) by two and one-half (2.5%) percent, the product of which shall be added to the Minimum Rent then payable by Tenant (as previously escalated pursuant to this Subsection, and including any fixed increases), and the resulting sum of which shall be the Minimum Rent payable by Tenant under this Lease until the next anniversary of the Commencement Date.

F.           Capital Improvements. If any alteration or capital improvement is made to the Real Property or the Building during any calendar year during the Term in compliance with Legal Requirement which becomes effective after the date hereof, then Tenant shall pay to Landlord as Additional Rent commencing with the year in which such costs are incurred, Tenant’s Proportionate Share of such costs, amortized on a straight-line basis over the life of such alteration or improvement (but not in excess of ten (10) years), as computed in accordance with generally accepted accounting principles, consistently applied, with interest thereon. For the purposes of this Subsection, the cost of any such alteration or improvement shall be deemed to include the cost of preparing any necessary plans and the fees for filing such plans. Notwithstanding the foregoing, Tenant’s liability pursuant to this Subsection 3F shall not exceed $5,790.00 during any twelve (12) month period during the Term.

4.           ALTERATIONS.

A.           Defined Terms.

(i)           “Alterations” shall mean and include all installations, changes, alterations, restorations, renovations, decorations, replacements, additions, improvements and betterments made in or to the Premises or the Building by Tenant.

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(ii)           “Building Systems” shall mean the mechanical, gas, electrical, sanitary, heating, air-conditioning, ventilating, elevator, plumbing, life-safety and other service systems of the Building.

(iii)           “Decorative Alterations” shall mean Alterations which do not require the issuance of a building permit or any other governmental authorization and which are purely decorative in nature (i.e., painting, the installation or removal of carpeting or wall coverings and the installation or relocation of modular office partitions).

(iv)           “Governmental Agency(ies)” shall mean the federal government and any state, county, city, borough and municipality, and any division, agency, subdivision, bureau, office, commission, board, authority and department thereof, and any public officer or official and any quasi-governmental officials and authorities, and any insurance boards, having jurisdiction over the Real Property, the Building and/or the Premises.

(v)            “Legal Requirements” shall mean and include all laws orders, ordinances, directions, notices, rules and regulations of any Governmental Agencies.

(vi)           “Non-Structural Alterations” shall mean non-structural, non-mechanical and non-electrical Alterations.

(vii)          “Permits” shall mean all governmental permits, approvals, licenses, authorizations, waivers, consents and certificates which may be required in connection with the performance of any Alterations.

(viii)         “Specialty Alterations” shall mean Alterations consisting of raised floors, vaults, internal staircases, pneumatic tubes, vertical and horizontal transportation systems, and any other installations which would cost more to remove than ordinary office installations.

B.           Alterations Within Premises.

(i)           Except in accordance with the provisions of this Article, Tenant shall make no Alterations in or to the Premises, whether structural or non-structural, without Landlord’s prior written consent, which consent Landlord agrees not to unreasonably withhold or unduly delay with respect to Non-Structural Alterations that are made entirely within the Premises and which do not affect the structure of the Building or any Building Systems outside (or serving parts of the Building outside) the Premises, or violate, create a condition which violates, or require Landlord to perform any work or incur any expense to ensure compliance with, any Legal Requirements, and then only by contractors or mechanics approved in writing by Landlord (which approval Landlord agrees not to unreasonably withhold or unduly delay with respect to contractors or mechanics performing Non-Structural Alterations).

(ii)           Notwithstanding anything to the contrary contained in this Subsection B, Tenant shall have the right, on not less than ten (10) days’ prior written notice to Landlord, but without being required to obtain Landlord’s consent, to perform Decorative Alterations in or to the Premises, provided that: (y) Tenant shall comply with all applicable Legal Requirements and all of the other applicable requirements governing Alterations set forth in this Lease, and (z) such Decorative Alterations shall be performed only by contractors or mechanics approved in writing by Landlord (which approval Landlord agrees not to unreasonably withhold or unduly delay). Landlord expressly reserves the right to exclude from the Building any person, firm or corporation attempting to perform any Alterations or act as construction contractor or manager without Landlord’s prior written consent as provided herein.

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(iii)           It shall be Tenant’s responsibility and obligation to ensure that all Alterations: (1) shall be made at Tenant’s own cost and expense and at such times and in such manner as Landlord may from time to time designate (including reasonable rules governing Alterations as Landlord may from time to time make), (2) shall comply with all Legal Requirements, (3) shall be made promptly and in a good and workmanlike manner using materials substantially similar in quality to the standard generally used in the Building or higher quality materials, (4) shall not affect the appearance of the Building outside of the Premises or be visible from the exterior of the Building, and (5) shall not reduce the value or utility of the Building.

C.           Landlord’s Supervisory Fee. Tenant agrees to pay to Landlord's managing agent or designated construction manager as a supervisory fee an amount equal to ten (10%) percent of the cost of any Alterations to be performed by Tenant (other than Decorative Alterations) in each instance. Such supervisory fee shall be paid by Tenant prior to the commencement of any such Alterations, based on the estimated cost of such Alterations (including any fees charged by general contractors, architects, construction managers or similar professionals), and upon the completion of such Alterations, Tenant shall pay to Landlord's managing agent or designated construction manager the difference, if any, between (i) ten (10%) percent of the actual cost of such Alterations, and (ii) the amount previously paid as the estimated supervisory fee prior to the commencement of such Alterations. In addition, Tenant shall reimburse Landlord, as Additional Rent, for any reasonable out-of-pocket expenses to third parties reasonably incurred by Landlord in connection with any Alterations performed by Tenant.

D.           Required Submissions; Permits.

(i)           Prior to commencing the performance of any Alterations (other than Decorative Alterations), Tenant shall furnish to Landlord:

(1)           Five (5) sets of plans and specifications prepared by a licensed architect or engineer engaged by Tenant, at the sole cost and expense of Tenant, in sufficient detail to be accepted for filing by the New York City Building Department (or any successor or other Governmental Agency serving a similar function) of such proposed Alterations (the “Plans and Specifications”), and in accordance with Landlord's requirements for Plans and Specifications. One (1) set of the Plans and Specifications submitted to Landlord shall be half-size and four (4) sets of the Plans and Specifications shall be full size (one of which must be signed and sealed by Tenant’s architect). Landlord’s approval of the Plans and Specifications shall be evidenced by in writing by an authorized representative of Landlord. Landlord reserves the right to disapprove any Plans and Specifications in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications, and/or to condition its approval upon Tenant making revisions to the Plans and Specifications or supplying additional information. If Landlord shall disapprove the Plans and Specifications, then Tenant shall in good faith promptly proceed to amend the Plans and Specifications to satisfy Landlord’s objections and shall resubmit such amended Plans and Specifications to Landlord for approval. In no event shall Landlord’s preliminary or final approval of the Plans and Specifications be deemed to waive or supersede any provision of this Lease relating to such proposed Alterations and, to the extent of a conflict or inconsistency between the Plans and Specifications and the provisions of this Lease, the provisions of this Lease shall control and shall only be deemed amended or superseded if Landlord and Tenant agree to that effect in a written amendment to this Lease. To the extent that Tenant performs Alterations reflected in the Plans and Specifications that conflict or are inconsistent with this Lease, Landlord may have such Alterations removed or conformed to the applicable requirements of this Lease at Tenant’s expense.

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(2)           A certificate evidencing that Tenant (or Tenant’s contractors) has (have) procured and paid for worker’s compensation insurance covering all persons employed in connection with the work, who might assert claims for death or bodily injury against Landlord, Tenant, the Real Property and/or the Building as set forth on Exhibit 4 annexed hereto and made a part hereof or as otherwise required by Landlord, and such additional personal injury and property damage insurance (over and above the insurance required to be carried by Tenant pursuant to the provisions of this Lease), builder’s risk, fire and other casualty insurance as Landlord may reasonably require in connection with the Alterations.

(3)           If the work to be undertaken requires expenditures by Tenant in excess of $50,000.00 (exclusive of the cost of Decorative Alterations), a surety company performance bond in form and substance reasonably satisfactory to Landlord (procured at Tenant’s cost and expense), issued by a surety company reasonably acceptable to Landlord, or other security reasonably satisfactory to Landlord, in an amount equal to at least 125% of the estimated cost of such Alterations, guaranteeing to Landlord and any Mortgagee and/or Lessor the completion thereof and payment therefor within a reasonable time, free and clear of all liens, encumbrances, chattel mortgages, security interests, conditional bills of sale and other charges, and in accordance with the plans and specifications approved by Landlord.

(4)           All Permits required by any applicable Legal Requirements, all of which shall be obtained at Tenant’s cost and expense, provided, however, that no plans, specifications or applications shall be filed by Tenant with any Governmental Agency without Tenant first obtaining Landlord’s written consent thereto, which consent shall not be unreasonably withheld or delayed.

(ii)           Notwithstanding anything contained herein to the contrary, Landlord’s engineer, at Tenant’s reasonable expense, will design, in accordance with the Plans and Specifications, all engineering work required for any structural work or any Building Systems. Tenant shall reimburse Landlord for the reasonable cost of such engineering services. Furthermore, with respect to any Alteration affecting any Building Systems, Tenant shall employ, at Tenant’s sole cost and expense, Landlord’s designated contractor (including with respect to Alterations to the Class E Systems of the Building, the electrician for the Building’s Class E Systems contractor).

(iii)          Upon Landlord’s approval of the Plans and Specifications, Tenant shall cause the Plans and Specifications to be filed with the Governmental Agencies having jurisdiction thereof, in order to obtain, and shall obtain all Permits which may be required in connection with the performance of such Alterations. Landlord shall have the right to require that Tenant to make all filings using Landlord’s expediter for the Building (provided that such expeditor’s charges are commercially reasonable). Landlord shall with reasonable promptness sign the applications for such Permits prepared by Tenant which require Landlord’s signature.

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E.           Completion of Alterations.

(i)           Tenant, at Tenant’s sole cost and expense, shall complete all Alterations in accordance with the provisions of this Lease. Alterations shall be deemed completed at such time as (a) all certifications, approvals, licenses and permits with respect to such Alterations that may be required to evidence compliance with all Legal Requirements have been obtained and delivered to Landlord, and (b) Tenant shall (1) furnish evidence reasonably satisfactory to Landlord that all Alterations have been completed and paid for in full and that any and all liens therefor that have been or might be filed have been discharged of record or waived and that no security interests relating thereto are outstanding, (2) pay Landlord for the cost of any work performed by Landlord on Tenant’s behalf in connection with such Alterations, (3) except as to Decorative Alterations, furnish Landlord with one (1) set of sepia mylar transparent reproducible “as built” drawings of the Premises together with four (4) sets of prints of the same, and the same in CADD format, and (4) except as to Decorative Alterations, furnish an affidavit in the form recommended by the American Institute of Architects from Tenant’s registered architect certifying that the Alterations have been performed in accordance with the Plans and Specifications as approved by Landlord.

(ii)          Tenant shall provide Landlord with copies of all lien waivers (including partial lien waivers) from all contractors and subcontractors performing any Alterations on Tenant’s behalf within five (5) days of Tenant’s receipt thereof, and in any event no later than ten (10) days after substantial completion of any Alterations. Failure to provide such lien waivers shall be a default by Tenant under this Lease.

(iii)         Tenant shall keep accurate and complete cost records of all Alterations performed by Tenant, and upon Landlord’s request, shall furnish to Landlord true copies thereof and/or of all contracts entered into and work orders issued by Tenant in connection therewith.

F.           Liens.

(i)           In no event shall any material or equipment be incorporated in or affixed to the Premises in connection with any Alterations which is subject to any lien, encumbrances, chattel mortgage, security interest, charge of any kind whatsoever, or is subject to any conditional sale or other similar or dissimilar title retention agreement. Tenant shall not create or permit to be created any lien, encumbrance or charge (levied on account of any taxes or any mechanic’s, laborer’s or materialman’s lien, conditional sale, title retention agreement or otherwise) which might be or become a lien, encumbrance or charge upon the Real Property or Building or any part thereof or the income therefrom, and Tenant shall not suffer any other matter or thing whereby the estate, rights and interest of Landlord in the Real Property or Building or any part thereof might be impaired.

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(ii)          If any lien, encumbrance or charge referred to in this Subsection F shall at any time be filed against the Real Property or Building or any part thereof, then Tenant, within forty five (45) days after Tenant shall have received notice of the filing thereof and at Tenant’s cost and expense, shall cause the same to be discharged of record by bonding or otherwise. If Tenant shall fail to cause such lien to be discharged within the aforesaid period, then, in addition to any other right or remedy, Landlord may discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the Interest Rate, shall constitute Additional Rent payable by Tenant under this Lease.

G.           Miscellaneous Conditions.

(i)           Landlord shall not be liable for any failure or diminution of any Building Systems or services, or for any damage to Tenant’s property or the property of any other person, caused by Alterations made by Tenant, notwithstanding Landlord’s consent thereto or to the plans and specifications therefor. Tenant shall promptly correct any faulty or improper Alteration made by Tenant and shall repair any and all damage caused thereby. Upon Tenant’s failure to promptly make such corrections and repairs, Landlord may make such corrections and repairs and charge Tenant for the cost thereof and any such charge shall be deemed Additional Rent. The review and/or approval by Landlord, its agents, consultants and/or contractors, of any Alterations or of Plans and Specifications therefor and the coordination of the performance of such Alterations with the Building, are solely for the benefit of Landlord, and neither Landlord nor any of its agents, consultants or contractors shall have any duty toward Tenant; nor shall Landlord or any of its agents, consultants and/or contractors be deemed to have made any representation or warranty to Tenant, or have any liability, with respect to the safety, adequacy, correctness, efficiency or compliance with Legal Requirements of any Plans and Specifications, Alterations or any other matter relating thereto.

(ii)          All Alterations to be performed by Tenant shall be done in a manner which will not interfere with or disturb other tenants and occupants of the Building nor delay or impose any additional expense on Landlord in the maintenance, cleaning, repair, safety, management and security of the Building or the Building Systems or in the performance of any improvements in the Building. Landlord shall have the right to inspect the performance of the Alterations at any time to verify compliance by Tenant with the provisions of this Lease.

(iii)         Landlord shall permit Tenant’s contractors and suppliers to move construction materials, supplies and equipment for the Alterations to the Premises and to remove construction waste and debris therefrom, by an elevator to be designated by Landlord at times appointed by Landlord after normal business hours or on other than business days, giving effect to other previously made appointments. Tenant’s contractors and suppliers shall pay Landlord’s then established charges for the use of such elevator as Additional Rent. Such elevator use shall be subject to reasonable scheduling and supervision by Landlord. Tenant shall, and shall cause its contractors and suppliers to, comply with Landlord’s rules and regulations, and Landlord’s directions for the coordination and control of construction activities in the Building and the protection and security of the Building and its systems and occupants.

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(iv)         If Tenant shall fail to comply with any provision of this Article (beyond notice and the expiration of any applicable cure period), Landlord, in addition to any other remedy herein provided, may require Tenant to immediately cease all work being performed in the Building by or on behalf of Tenant, and Landlord may deny access to the Premises to any person performing work or supplying materials in the Premises.

(v)           Tenant shall make any and all modifications and additions and replacements to the existing sprinkler and alarm systems within or serving the Premises as may be necessitated by any Alterations.

(vi)          Tenant hereby agrees that it shall afford Landlord and/or any affiliate of Landlord the opportunity to submit a bid as general contractor or subcontractor, as the case may be, for any Alterations.

H.           Removal of Alterations.

(i)           All movable property, furniture, furnishings and trade fixtures furnished by or at the expense of Tenant, other than those affixed to the Premises so that they cannot be removed without damage and other than those replacing an item theretofore furnished and paid for by Landlord or for which Tenant has received a credit or allowance, shall remain the property of Tenant, and shall be removed by Tenant from time to time prior to the expiration of the Term. All Alterations made by Tenant, including all paneling, decorations, partitions, railings, mezzanine floors, galleries and the like, which are affixed to the Premises, shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, provided, however, that Landlord may elect, at Landlord’s option, to require Tenant (a) to remove, prior to the expiration or earlier termination of the Term, at Tenant’s expense, any Specialty Alterations, or (b) pay Landlord for the cost of removal of such Specialty Alterations. Notwithstanding the foregoing, in connection with any request by Tenant for Landlord’s consent to any Alterations, Landlord agrees to inform Tenant at the time of Landlord’s consent if the proposed Alterations are Specialty Alterations that may be required to be removed upon the expiration of the Term of this Lease in accordance with the standards set forth in this Subsection, provided that any notice requesting Landlord’s consent to such Alterations shall contain a legend in capital letters and bold type on the first page thereof which states “PURSUANT TO SUBSECTION H OF ARTICLE 4 OF THE LEASE, IN THE EVENT THAT YOU SHALL CONSENT TO THE PROPOSED ALTERATIONS DESCRIBED IN THIS NOTICE, YOU ARE REQUIRED TO INFORM TENANT AT THE TIME OF YOUR CONSENT IF SUCH ALTERATIONS ARE SPECIALTY ALTERATIONS THAT MAY BE REQUIRED TO BE REMOVED UPON THE EXPIRATION OF THE TERM OF THE LEASE IN ACCORDANCE WITH THE STANDARDS SET FORTH IN SAID SUBSECTION.”

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(ii)          In any case where Tenant removes any property or Alterations in accordance with Subsection H(i) or otherwise, Tenant shall immediately repair all damage caused by said removal, cap all electrical, plumbing and waste disposal lines in accordance with sound construction practice, and shall restore the Premises to good order and condition at Tenant’s expense. Upon Tenant’s failure to remove any such property or Alterations, Landlord may: (a) remove all such property and Alterations which Landlord may require Tenant to remove pursuant to Subsection H(i), (b) cause the same to be placed in storage, (c) repair any damage caused by said removal and restore the Premises to good order and condition, or (d) deem such property and Alterations to have been abandoned by Tenant, and retain and dispose of said items without any liability to Tenant and without accounting to Tenant for the proceeds thereof. Tenant shall reimburse Landlord for all of the expenses incurred by Landlord in connection therewith.

(iii)         The provisions of this Subsection H shall survive the expiration or sooner termination of the Term, whereupon any and all monetary obligations of Tenant pursuant thereto shall be deemed damages recoverable by Landlord.

5.           REPAIRS; FLOOR LOAD. Landlord shall maintain and repair the public portions of the Building, both exterior and interior, the structural portions of the Building, the roof of the Building and all Building Systems up to their point of entry to the Premises. Tenant shall, throughout the Term, take good care of the Premises, the fixtures and appurtenances therein and the Building Systems located in the Premises, and at Tenant’s sole cost and expense, make all nonstructural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted. In addition, all damage or injury to the Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from any Alterations made by Tenant or any Tenant Party’s acts or omissions, shall be repaired promptly by Tenant, at its sole cost and expense, to the reasonable satisfaction of Landlord. All the aforesaid repairs shall be of quality and class equal to the original work or construction and shall be made in accordance with the provisions of Article 4 hereof. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, electrical, air-cooling or heating system located in, servicing or passing through the Premises. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and heavy equipment and installations. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Except as may be expressly provided herein, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building, or the Premises, or in or to fixtures, appurtenances, or equipment thereof. If the Premises be or become infested with vermin, Tenant, at Tenant’s expense, shall cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be approved by Landlord.

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6.           REQUIREMENTS OF LAW.

A.            Tenant, at its sole expense, shall comply with all Legal Requirements which shall now or hereafter impose any violation, order or duty upon Landlord or Tenant with respect to the Premises as a result of the use, occupation or alteration thereof by Tenant; provided, however, that Tenant shall not be required to make any alterations or modifications to the structural components of the Building or the Building Systems to comply with Legal Requirements, unless such alterations are required as a result of Tenant’s particular manner of use, method of operation, installations or Alterations. Tenant shall promptly notify Landlord if it receives notice of any violation of, or defaults under, any Legal Requirements, liens or other encumbrances applicable to the Premises.

B.            Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with any insurance policies covering the Building and fixtures and property therein; and shall not do, or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by Legal Requirements. If by reason of Tenant’s acts or omissions, the fire insurance rate shall at the beginning of this Lease or at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord, as Additional Rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure or use by Tenant. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make up” of rates for the Building or the Premises issued by the New York Fire Insurance Rating Organization, or other body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Premises.

C.            If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business and if the failure to secure such license or permit would, in any way, affect Landlord or the Building, then Tenant, at Tenant’s expense, shall promptly procure and thereafter maintain, submit for inspection by Landlord, and at all times comply with the terms and conditions of, each such license or permit.

7.           SUBORDINATION.

A.           Subordination. This Lease is subject and subordinate to each and every ground or underlying lease of the Real Property or the Building heretofore or hereafter made by Landlord (collectively the “Superior Leases”) and to each and every trust indenture and mortgage (collectively the “Mortgages”) which may now or hereafter affect the Real Property, the Building or any such Superior Lease and the leasehold interest created thereby, and to all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof or thereto, substitutions therefor and advances made thereunder. This clause shall be self-operative and no further instrument of subordination shall be required to make the interest of any lessor under a Superior Lease (a “Lessor”), or trustee or mortgagee of a Mortgage (a “Mortgagee”) superior to the interest of Tenant hereunder. In confirmation of such subordination, however, Tenant shall execute promptly any certificate that Landlord may request and Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s attorney-in-fact to execute any such certificate or certificates for and on behalf of Tenant. If, in connection with the financing of the Real Property, the Building or the interest of the lessee under any Superior Lease, any lending institution shall request reasonable modifications of this Lease that do not materially increase the obligations or materially and adversely affect the rights of Tenant under this Lease, Tenant covenants to make such modifications.

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B.           Attornment. If at any time prior to the expiration of the Term, any Mortgage shall be foreclosed or any Superior Lease shall terminate or be terminated for any reason, Tenant agrees, at the election and upon demand of any owner of the Real Property or the Building, or the lessor under any such Superior Lease, or of any mortgagee in possession of the Real Property or the Building, to attorn, from time to time, to any such owner, lessor or mortgagee, upon the then executory terms and conditions of this Lease, for the remainder of the term originally demised in this Lease, provided that such owner, lessor or mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall not then be entitled to possession of the Premises. The provisions of this Subsection B shall inure to the benefit of any such owner, lessor or mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, lessor or mortgagee, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Subsection B, satisfactory to any such owner, lessor or mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Subsection B shall be construed to impair any right otherwise exercisable by any such owner, lessor or mortgagee.

C.           Certificates. From time to time, within seven (7) days next following request by Landlord or any Mortgagee, Tenant shall deliver to Landlord or such Mortgagee, as the case may be, a written statement executed and acknowledged by Tenant, in form satisfactory to Landlord or such Mortgagee, (i) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which the Minimum Rent, Additional Rent and other charges hereunder have been paid, together with the amount of fixed base monthly Minimum Rent then payable, (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, (iv) stating the amount of the security deposit under this Lease, (v) stating whether there are any subleases affecting the Premises, (vi) stating the address of Tenant to which all notices and communications under the Lease shall be sent, the Commencement Date and the Expiration Date, and (vii) as to any other matters requested by Landlord or such Mortgagee. Tenant acknowledges that any statement delivered pursuant to this Subsection may be relied upon by any purchaser or owner of the Real Property or the Building, or Landlord’s interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, or by any assignee of any Mortgagee, or by any Lessor. In the event that Tenant fails to execute, acknowledge and deliver a statement in accordance with the provisions hereof within said seven (7) day period, and such failure continues for an additional three (3) business days after Landlord delivers a second request for such estoppel certificate to Tenant: (a) such failure to respond shall constitute an acknowledgment by Tenant, which may be relied on by any person who would be entitled to rely upon any such statement, that such statement as submitted by Landlord is true and correct; and (b) Tenant shall pay to Landlord, as Additional Rent, the sum of $1,000.00 per day for each day after the additional three (3) business day period that such certificate is not delivered to Landlord as required hereby.

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8.           RULES AND REGULATIONS. Tenant and the Tenant Parties shall observe, and comply with, the Rules and Regulations annexed hereto and made a part hereof as Schedule A and such other and further reasonable Rules and Regulations as Landlord or Landlord’s agents may from time to time adopt (collectively, the “Rules and Regulations”) on such notice to be given as Landlord may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Landlord or Landlord’s agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the Chairman of the Board of Directors of the Management Division of The Real Estate Board of New York, Inc., or to such impartial person or persons as he may designate, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice in writing upon Landlord within thirty (30) days after receipt by Tenant of written notice of the adoption of any such additional Rule or Regulation. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall not enforce the Rules and Regulations against Tenant in a discriminatory manner. In the event of a conflict between the Rules and Regulations and the terms and conditions of this Lease, the terms and conditions of this Lease shall prevail.

9.           INSURANCE.

A.           Tenant’s Insurance. Tenant shall obtain and thereafter maintain during the Term, on or before the earlier to occur of (a) the Commencement Date, and (b) ten (10) days from the date of this Lease, the following:

(i)           A policy of commercial general liability and property damage insurance on an occurrence basis, with a broad form contractual liability endorsement. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $1,000,000 per occurrence/$5,000,000 general aggregate for injury (or death) and damage to property, which amount may be satisfied with a primary commercial general liability policy of not less than $1,000,000 and an excess (or umbrella) liability policy affording coverage, at least as broad as that afforded by the primary commercial general liability policy, in an amount not less than the difference between $5,000,000 and the amount of the primary policy. Such insurance may be carried under a blanket policy covering the Premises and other locations of Tenant, provided such a policy contains an endorsement (a) naming the Landlord Indemnitees as additional insureds, (b) specifically referencing the Premises, and (c) guaranteeing a minimum limit available for the Premises equal to the limits of liability required under this Lease. Whenever, in Landlord’s reasonable judgment, good business practice and changing conditions indicate a need for additional amounts or different types of insurance coverage, Tenant shall, within twenty (20) days after Landlord’s request, obtain such insurance coverage, at Tenant’s expense.

(ii)          An insurance policy for Tenant’s property and Alterations, in either case to the extent insurable under the available standard forms of “all risk” insurance policies, in an amount equal to one hundred (100%) percent of the replacement value thereof.

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(iii)         Workers’ compensation insurance providing statutory benefits for Tenant’s employees and employer’s liability.

(iv)          Business interruption or rental insurance insuring at a minimum the Minimum Rent and Additional Rent due and payable hereunder for a minimum of twelve (12) full calendar months.

All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best’s Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of “A” and a financial rating of at least “13”. All such policies shall contain a provision that the insurance company will not cancel or refuse to renew the policy, or change in any material way the nature or extent of the coverage provided by such policy, without first giving Landlord at least thirty (30) days’ written notice by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insureds and policy holder. Prior to the time such insurance is first required to be carried by Tenant and thereafter at least thirty (30) days prior to the termination of any existing policy, Tenant shall deliver to Landlord a certificate evidencing the effectiveness of the insurance policies required to be maintained hereunder. Each policy required hereunder shall contain a clause that the policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance. The limits of the insurance required under this Article shall not limit the liability of Tenant under this Lease. In the event that Tenant fails to continuously maintain insurance as required hereby, Landlord may, at its option and without relieving Tenant of any obligation hereunder, order such insurance and pay for the same at the expense of Tenant. In such event, Tenant shall repay the amount expended by Landlord, with interest thereon, as Additional Rent. Tenant acknowledges that Landlord will not carry insurance on and shall not be responsible for damage to, Tenant’s Alterations, fixtures, furnishings, equipment or other property, and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant’s business.

B.           Waiver of Subrogation. The parties hereto shall procure an appropriate clause in, or endorsement on, any fire or extended coverage property insurance covering the Premises and the Building, as well as personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, and having obtained such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance, provided, however that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and be coextensive with the terms and provisions of the waiver of subrogation clause or endorsements or clauses or endorsements consenting to a waiver of right of recovery. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium, the first party shall not be required to obtain such waiver of subrogation provision. Nothing contained in this Subsection B of this Article 9 shall be deemed to relieve either Landlord or Tenant of any duty imposed elsewhere in this Lease to repair, restore, or rebuild the Premises and/or the Building following a casualty, or to nullify any abatement of Rents specifically provided for elsewhere in this Lease.

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10.           DESTRUCTION OF THE PREMISES; PROPERTY LOSS OR DAMAGE.

A.           Repair of Damage. If the Premises shall be damaged or rendered inaccessible by fire or other casualty, the damages shall be repaired by and at the expense of Landlord promptly following notice thereof by Tenant and the Rent until such repairs shall be made shall be reduced in the proportion which the area of the part of the Premises which is not usable by Tenant bears to the total area of the Premises (it being understood that if fifty (50%) percent or more of the Premises are damaged, and Tenant cannot use or occupy any portion of the Premises as a result thereof (and Tenant is not using or occupying any portion of the Premises as a result of such damage), the entire Premises shall be deemed unusable); provided, however, should Tenant reoccupy a portion of the Premises for the conduct of its business prior to the date such repairs are made, the Rent shall be reinstated with respect to such reoccupied portion of the Premises and shall be payable by Tenant from the date of such occupancy. Landlord shall have no obligation to repair any damage to, or to replace, any fixtures, furniture, furnishings, equipment or other property or effects of Tenant and Landlord's restoration obligations shall be limited to placing the Premises into their condition on the Commencement Date. Tenant shall (i) cooperate with Landlord in the restoration of the Premises and shall remove from the Premises as promptly as possible all of Tenant’s salvageable inventory, movable equipment, furniture and other property, and (ii) repair the damage to Tenant’s property and restore the Premises within one hundred eighty (180) days after Landlord has substantially completed its restoration obligations.

B.           Termination Options.

(i)           Anything in Subsection A of this Article to the contrary notwithstanding, if the Premises are totally damaged or are rendered wholly untenantable, and if Landlord shall decide not to restore the Premises, or if the Building shall be so damaged by fire or other casualty that, in Landlord’s opinion, either substantial alteration, demolition or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable) or the Building, after its repair, alteration or restoration shall not be economically viable as an office building, then in any of such events, Landlord, at Landlord’s option, may, not later than ninety (90) days following the settlement of the insurance claim (the “Determination Date”), give Tenant a notice in writing terminating this Lease. If Landlord elects to terminate this Lease, the Term shall expire upon the tenth (10th) day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. Upon the termination of this Lease under the conditions provided for in the next preceding sentence, Tenant’s liability for Rent shall cease as of the day following such damage.

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(ii)          In the case of any fire or other casualty which affects the Premises to such a degree that Tenant is compelled to vacate the Premises, if Landlord shall not have substantially completed the making of the required repairs and restored and rebuilt the Premises (exclusive of Tenant’s Alterations and Tenant’s property which shall be the sole obligation of Tenant) within twelve (12) months from the Determination Date, then provided no Event of Default exists, Tenant may terminate this Lease by giving Landlord thirty (30) days’ written notice of termination within ten (10) days after the expiration of such twelve (12) month period, and if such notice is given, the term of this Lease shall terminate on the thirtieth (30th) day after Landlord’s receipt of such notice unless Landlord shall have substantially completed the required repairs and restored the Premises prior to the expiration of such thirty (30) day period in which case Tenant’s termination notice shall be null and void.

C.           Provision Controlling. The parties agree that this Article constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and that Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like import now or hereafter in force shall have no application in any such case.

D.           Property Loss or Damage. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Neither Landlord nor its agents shall be liable for any injury or damage to persons or property or interruption of Tenant’s business resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building. Anything in this Lease to the contrary notwithstanding, nothing in this Lease shall be construed to relieve Landlord from responsibility directly to Tenant for any loss or damage caused directly to Tenant wholly or in part by the negligence or willful misconduct of Landlord. If at any time any windows of the Premises are temporarily closed, darkened or bricked-up by Landlord by reason of any repairs, improvements, maintenance, and/or cleaning in or about the Building (or if otherwise required by Legal Requirements) or by any other party for any reason, or any of such windows are permanently closed, darkened or bricked-up, in each case, if required by law or related to any construction upon property adjacent to the Real Property by Landlord or others, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of Rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall give immediate notice to Landlord in case of fire or accident in the Premises or in the Building. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent and payment to Landlord of Landlord’s reasonable costs in connection therewith. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto, and shall be done during such hours as Landlord may reasonably designate.

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11.           CONDEMNATION.

A.           Condemnation. If the whole or any substantial part of the Building or the Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Building or Premises shall be so acquired or condemned then this Lease shall continue in force and effect, except (i) if a part of the Premises is acquired or condemned, from and after the date of the vesting of title, the Rent shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation, (ii) if the part of the Building so acquired or condemned shall contain more than thirty (30%) percent of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises, Tenant, at Tenant’s option, may terminate this Lease, and (iii) whether or not the Premises shall be affected thereby, Landlord, at Landlord’s option, may terminate this Lease. Any termination by Landlord or Tenant must be given within sixty (60) days following the date of notice of vesting of title. If any termination notice is given by Landlord or Tenant this Lease and the Term shall come to an end and expire five (5) days after the date of the termination notice with the same effect as if the date of expiration of said five (5) days were the Expiration Date. If a part of the Premises shall be so acquired or condemned and this Lease shall not be terminated pursuant to the foregoing provisions of this Subsection, Landlord, at Landlord’s expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit. In the event of any termination of this Lease pursuant to the provisions of this Subsection A, the Rent shall be apportioned as of the date of termination and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant.

B.           Award. In the event of any such acquisition or condemnation, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Subsection B shall be deemed to prevent Tenant from making a claim in any condemnation proceedings for the then value of any furniture, furnishings and fixtures installed by and at the sole expense of Tenant and included in such taking, provided that such award shall not reduce the amount of the award otherwise payable to Landlord.

12.           ASSIGNMENT AND SUBLETTING.

A.           Prohibition Without Consent. Except as otherwise set forth herein, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage, pledge, encumber or otherwise transfer this Lease, nor underlet, nor suffer, nor permit the Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance as hereinafter provided. If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the Rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord’s prior written consent in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article shall be void.

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B.           Notice of Proposed Transfer. If Tenant shall at any time or times during the Term desire to assign this Lease or sublet all or part of the Premises, then whether or not Landlord’s consent is required, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (i) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be not less than forty-five (45) nor more than one hundred and eighty (180) days after the giving of such notice, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant (a “Transferee”), the nature of its business and its proposed use of the Premises, (iii) current financial information with respect to the proposed Transferee, including, without limitation, its most recent financial report, and (iv) such additional information related to the proposed Transferee as Landlord shall reasonably request, if any.

C.           Landlord’s Recapture Option. The notice containing all of the information set forth in Subsection B of this Article shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord’s designee) may, at its option, (a) sublease such space (hereinafter called the “Leaseback Space”) from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of all or part of the Premises), or (b) terminate this Lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Premises) (the foregoing being referred to as the “Recapture Option”). The Recapture Option may be exercised by Landlord by notice to Tenant at any time within thirty (30) days after the aforesaid notice has been given by Tenant to Landlord; and during such thirty (30) day period Tenant shall not assign this Lease nor sublet such space to any person or entity.

D.           Effect of Termination by Landlord. If Landlord exercises its option to terminate this Lease, then (i) this Lease shall end and expire on the date that such assignment or sublet was to commence, (ii) the Minimum Rent and Additional Rent due hereunder shall be paid and apportioned to such date, and (iii) Landlord shall be free to and shall have no liability to Tenant if Landlord should lease the Premises (or any part thereof) to Tenant’s prospective Transferee.

E.           Takeback by Landlord.

(i)           If Landlord exercises its option to sublet the Leaseback Space, such sublease to Landlord or its designee (as subtenant) shall be at the lower of (a) the rental rate per rentable square foot of Minimum Rent and Additional Rent then payable pursuant to this Lease, or (b) the rentals set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and such sublease:

(a)           shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Article;

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(b)           shall be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Article;

(c)           shall give the sublessee the unqualified and unrestricted right, without Tenant’s permission, to assign such sublease or any interest therein and/or to sublet the Leaseback Space or any part or parts of the Leaseback Space and to make any and all changes, alterations and improvements in the Leaseback Space, and if the proposed sublease will result in all or substantially all of the Premises being sublet, grant Landlord or its designee the option to extend the term of such sublease for the balance of the term of this Lease less one (1) day;

(d)           shall provide that any assignee or further subtenant of Landlord or its designee, may, at the election of Landlord, be permitted to make alterations, decorations and installations in the Leaseback Space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in such space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to such space so sublet caused by such removal; and

(e)           shall provide that (1) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (2) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord’s uncontrolled discretion, shall deem suitable or appropriate, (3) Tenant, at Tenant’s expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from the Leaseback Space to Landlord or its designee, (4) Landlord, at Tenant’s expense, may make such alterations as may be required or deemed necessary by Landlord to physically separate the subleased space from the balance of the Premises and to comply with any legal or insurance requirements relating to such separation, and (5) that at the expiration of the term of such sublease, Tenant will accept the Leaseback Space in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the Leaseback Space in good order and condition.

(ii)           If Landlord exercises its option to sublet the Leaseback Space, (a) Landlord shall indemnify, defend, and hold and save Tenant harmless from: (1) all obligations under this Lease as to the Leaseback Space during the period of time it is so sublet to Landlord and (2) any and all claims, demands, suits, actions, loss, liability, damages, costs and expenses (including reasonable counsel fees) in connection with the Landlord’s (or its sublessee’s or assignee’s) use or occupancy of the Leaseback Space (except to the extent caused by Tenant or any Tenant Party’s negligence or willful misconduct); (b) performance by Landlord, or its designee, under a sublease of the Leaseback Space shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease; and (c) Tenant shall have no obligation, at the expiration or earlier termination of the Term, to remove any alteration, installation or improvement made in the Leaseback Space by Landlord (or its designee).

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F.           Conditions for Landlord’s Approval. In the event Landlord does not exercise the Recapture Option, Landlord’s consent (which must be in writing and form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

(i)           Tenant shall have complied with the provisions of Subsection B of this Article and Landlord shall not have exercised the Recapture Option;

(ii)          In Landlord’s reasonable judgment the proposed Transferee is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which (a) is in keeping with the then standards of the Building, (b) is limited to the use of the Premises for the Permitted Use, and (c) the proposed occupancy shall not, in Landlord’s reasonable opinion, increase the office cleaning requirements or the Building’s operating or other expenses or impose an extra burden upon services to be supplied by Landlord to Tenant;

(iii)         The proposed Transferee is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

(iv)          Neither (a) the proposed Transferee, nor (b) any person which, directly or indirectly, controls, is controlled by or is under common control with, the proposed Transferee, is then an occupant of any part of the Building (Tenant excepted);

(v)           The proposed Transferee is not a person with whom Landlord or Landlord’s agent (directly or through a broker) is or has been, within the six (6) month period preceding the date that the notice of the proposed transfer is given to Landlord in accordance with the provisions of Subsection 12B hereof), negotiating to lease space in the Building provided there is not then and Landlord does not reasonably anticipate having other reasonably comparable space available for leasing in the Building within the six (6) month period following Landlord’s receipt of the notice of the proposed transfer given pursuant to Subsection 12B hereof;

(vi)          The form of the proposed sublease or instrument of assignment (a) shall be in form reasonably satisfactory to Landlord, and (b) shall comply with the applicable provisions of this Article;

(vii)         There shall not be more than three (3) business entities occupying the Premises at any given time during the Term;

(viii)        Tenant shall not advertise the Premises at an aggregate rent which is less than the then current market rent per rentable square foot for the Premises as though the Premises were vacant (but the foregoing shall not prevent Tenant from actually subleasing the Premises for a lower rent), and the rental and other terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to Landlord pursuant to Subsection B of this Article;

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(ix)          Tenant shall reimburse Landlord, as Additional Rent, for the reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including without limitation, the costs of making investigations as to the acceptability of the proposed Transferee, and reasonable legal costs incurred by Landlord in connection with the granting of any requested consent;

(x)           Tenant shall not have (a) advertised or publicized in any way the availability of the Premises without prior notice to and approval by Landlord, nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental, (b) listed the Premises for subletting or assignment, with a broker, agent or representative other than the then managing agent of the Building or other agent designated by Landlord for the first ninety (90) days that Tenant markets the Premises;

(xi)          The proposed Transferee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of New York State;

(xii)         There exists no Event of Default either as of the time of Landlord’s consent, or as of the effective date of the proposed assignment or commencement date of the proposed sublease.

Landlord shall endeavor to respond to Tenant’s request for consent to a proposed assignment of the Lease or sublease of the Premises within thirty (30) days after Landlord’s receipt of a complete notice of the proposed transfer, pursuant to Subsection 12B hereof. Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article, each subletting or assignment shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise the Recapture Option, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs, and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed Transferee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

G.           Future Requests. In the event that (i) Landlord fails to exercise the Recapture Option and consents to a proposed assignment or sublease, and (ii) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within one hundred twenty (120) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of Subsection B of this Article before assigning this Lease or subletting all or part of the Premises.

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H.           Sublease Provisions. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed that:

(i)           No subletting shall be for a term ending later than one (1) day prior to the Expiration Date of this Lease.

(ii)          No sublease shall be delivered, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord.

(iii)         Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossession by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (a) be liable for any previous act or omission of Tenant under such sublease, (b) be subject to any counterclaim, offset or defense, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (c) be bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month’s Rent. The provisions of this Article shall be self-operative and no further instrument shall be required to give effect to this provision.

(iv)          If Landlord shall recover or come into possession of the Premises before the date herein fixed for the termination of this Lease, Landlord shall have the right, at its option, to take over any and all subleases or sublettings of the Premises or any part thereof made by Tenant and to succeed to all the rights of said subleases and sublettings or such of them as it may elect to take over.

(v)           Every subletting hereunder is subject to the condition and by its acceptance of and entry into a sublease, each subtenant thereunder shall be deemed conclusively to have thereby agreed from and after the termination of this Lease or re-entry by Landlord hereunder of or if Landlord shall otherwise succeed to Tenant’s estate in the Premises, that such subtenant shall waive any right to surrender possession or to terminate the sublease and, at Landlord’s election, such subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord, as its landlord, under all of the then executory terms of such sublease, except that Landlord shall not (i) be liable for any previous act, omission or negligence of Tenant under such sublease, (ii) be subject to any counterclaim, defense or offset not expressly provided for in such sublease, which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification or amendment of such sublease or by any previous prepayment of more than one (1) month’s rent and Additional Rent which shall be payable as provided in the sublease, (iv) be obligated to repair the subleased space or the Building or any part thereof, in the event of total or substantial total damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to Landlord, (v) be obligated to repair the subleased space or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to Landlord as consequential damages allocable to the part of the subleased space or the Building not taken, or (vi) be obligated to perform any work in the subleased space of the Building or to prepare them for occupancy beyond Landlord’s obligations under this Lease, and the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment.

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I.           Profits From Assignment or Subletting. If Landlord shall give its consent to any assignment of this Lease or to any sublease or if Tenant shall enter into any other assignment or sublease permitted hereunder, Tenant shall in consideration therefor, pay to Landlord, as Additional Rent:

(i)           in the case of an assignment, an amount equal to fifty (50%) percent of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then fair market value thereof) less all expenses reasonably and actually incurred by Tenant on account of brokerage commissions, legal fees and advertising and marketing costs in connection with such assignment; and

(ii)          in the case of a sublease, fifty (50%) percent of any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Rent and Additional Rent (including, without limitation, the Electricity Factor) accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then fair market value thereof), less all expenses reasonably and actually incurred by Tenant on account of brokerage commissions, advertising and marketing costs and the cost of demising the premises so sublet in connection with such sublease (including, without limitation, any costs reasonably incurred by Tenant in making changes to the layout and finish of the sublet space for the subtenant, and reasonable legal fees paid by Tenant in connection with the sublease).

(iii)         The sums payable under this Subsection shall be paid to Landlord as and when payable by the subtenant to Tenant.

J.           Other Transfers.

(i)           If Tenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange (hereinafter referred to as a “public corporation”) unless such stock shall be sold, transferred or otherwise conveyed by persons deemed “insiders” within the meaning of the Securities Exchange Act of 1934, as amended, the provisions of Subsection A of this Article shall apply to a transfer (by one or more transfers) of a majority of the stock of Tenant as if such transfer of a majority of the stock of Tenant were an assignment of this Lease. The provisions of this paragraph shall apply equally to any corporation which directly or indirectly controls Tenant.

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(ii)          If Tenant is a limited liability company, partnership, limited liability partnership or other business entity, the provisions of Subsection A of this Article shall apply to a transfer (by one or more transfers) of a majority interest in the limited liability company, partnership, limited liability partnership or other business entity or in any entity which directly or indirectly controls such limited liability company, partnership, limited liability partnership or other business entity, as if such transfer were an assignment of this Lease

K.            Related Corporation.           Notwithstanding anything herein to the contrary, Tenant may, without Landlord’s consent and without being subject to the provisions of Subsections A, C, D, E, F (except for Subsection F(ix)), G, I, M and N of this Article 12 (but otherwise in compliance with the terms of this Lease):

(i)           assign this Lease for the Permitted Use to a corporation or other business entity (a “successor corporation”) into or with which Tenant may be merged or consolidated, or to which substantially all of Tenant’s assets may be transferred, or in connection with a reorganization or recapitalization; provided, that, the successor corporation shall (a) have assumed substantially all of Tenant’s obligations and liabilities, including all obligations under this Lease, by operation of law or by appropriate instruments of merger, consolidation or transfer, (b) after the effective date of the transfer, continue to operate substantially the same type of business in the Premises as Tenant prior to the effective date of the transfer; and (c) be a reputable entity of good character, having a net worth determined in accordance with generally accepted accounting principles, consistently applied, after giving effect to such assignment, that is at least equal to the greater of Tenant’s net worth, as so determined, on (x) the date immediately preceding the date of such assignment, and (y) the Commencement Date. In case of an assignment to a successor corporation, Tenant shall deliver notice of the proposed assignment to Landlord pursuant to Subsection B hereof, no less than ten (10) business days prior to the effective date thereof, and a true copy of the instrument of merger or consolidation (or other assignment instrument signed by Tenant and the successor corporation which complies with the provisions of Subsection L below), shall be delivered to Landlord within ten (10) days of the effective date of such merger, consolidation or transfer;

(ii)          sublet any part or parts of the Premises for the Permitted Use to a corporation or other business entity (a “related corporation”) which shall control, be controlled by or be under common control with Tenant, provided (a) Tenant shall furnish Landlord with a counterpart of such sublease not less than ten (10) business days prior to the effective date thereof, which sublease shall explain the manner in which the related corporation is related to Tenant, (b) such related corporation shall continue to operate substantially the same type of business in the Premises as Tenant prior to the commencement date of the sublease, and (c) such related corporation shall continue to be a related corporation of Tenant. Any such sublease of the Premises by a related corporation shall not be deemed to vest in any such related corporation any right or interest in this Lease or the Premises. For the purposes hereof, “control” shall be deemed to mean ownership of not less than fifty (50%) percent of all of the voting stock of such corporation or not less than fifty (50%) percent of all of the legal and equitable interests in any other business entities; or

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(iii)         assign this Lease for the Permitted Use to a related corporation; provided, that, the related corporation shall (a) have assumed all of Tenant’s obligations and liabilities under this Lease, by an assignment and assumption of lease as set forth in Subsection L below, (b) continue to operate substantially the same type of business in the Premises as Tenant prior to the effective date of the assignment, and (c) be a reputable entity of good character, having a net worth determined in accordance with generally accepted accounting principles, consistently applied, after giving effect to such assignment, equal to the greater of Tenant’s net worth, as so determined, on (x) the date immediately preceding the date of such assignment, and (y) the Commencement Date. In case of an assignment of the Lease to a related corporation, Tenant shall deliver notice of the proposed assignment to Landlord pursuant to Subsection B hereof, no less than ten (10) business days prior to the effective date thereof, and a true copy of the assignment instrument signed by Tenant and the successor corporation which complies with the provisions of Subsection L below, shall be delivered to Landlord within ten (10) days of the effective date of such merger, consolidation or transfer.

(iv)          Any transfer pursuant to the provisions of this Subsection 12K shall be for a legitimate business purpose and not for the purpose of circumventing the provisions of this Article 12.

L.           Assumption By Transferee; Liability of Tenant. Any assignment or subletting (whether or not Landlord’s consent is required) shall be made only if, and shall not be effective until, the Transferee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the Transferee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the Transferee shall agree that the provisions in Subsection A of this Article shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. Notwithstanding any assignment or subletting and/or acceptance of Rent by Landlord from any Transferee (except for a sublease pursuant to the provisions of Subsections C and E of this Article 12, with respect to which Tenant shall have no liability whatsoever), Tenant shall and will remain fully liable for the payment of the Rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any Transferee or anyone claiming under or through any Transferee which shall be in violation of any of the obligations of this Lease shall be deemed to be a violation by Tenant. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time, or modifying any of the obligations, of this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

M.           Office Sharing. Notwithstanding the provisions of this Article, or any other provisions of this Lease, Tenant may from time to time, without Landlord’s consent or approval but otherwise subject to all of the provisions of this Lease, permit portions of the Premises not to exceed thirty (30%) percent of the rentable square foot area of the Premises to be used or occupied by employees of Actinium Pharmaceuticals, Inc. (“Actinium”), provided that, (i) any such use or occupancy of desk or office space shall be without the installation of any separate entrance, (ii) Actinium and its employees shall use the Premises in accordance with all of the provisions of this Lease, and only for the Permitted Uses, (iii) such occupancy arrangement shall be subject and subordinate to the terms and conditions of this Lease, and to all matters to which this Lease is subject and subordinate, and shall terminate automatically upon the termination of this Lease, and (iv) such occupancy arrangement must be for a valid business purpose and not to circumvent the provisions of this Article. The provisions of Subsections A, B, C, D, E, F, G, H, I and N of this Article shall not apply to the occupancy of a part of the Premises by Actinium.

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N.           Exclusive Broker. In the event Tenant desires to sublet all or any portion of the Premises or assign this Lease, for the first ninety (90) days that Tenant markets the Premises, it shall designate Landlord or the then managing agent of the Building, at Landlord’s option, as Tenant’s exclusive agent to effect such sublease or assignment and shall pay Landlord or such managing agent, as the case may be, a reasonable brokerage commission computed in accordance with the then prevailing rates charged by Landlord or such managing agent for space in the Building.

13.           ACCESS TO PREMISES. Tenant shall permit Landlord, Landlord’s agents and public utilities servicing the Building to erect, use and maintain, concealed ducts, pipes and conduits in and through the Premises. Landlord or Landlord’s agents shall have the right to enter the Premises at all reasonable times to examine the same, to show them to prospective purchasers, mortgagees or lessees of the Building or space therein, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable to the Premises or to any other portion of the Building or which Landlord may elect to perform following Tenant’s failure to make repairs or perform any work which Tenant is obligated to perform under this Lease, or for the purpose of complying with Legal Requirements and Landlord shall be allowed to take all material into and upon the Premises that is reasonably required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the Rent shall in nowise abate while said repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. During the one (1) year prior to the Expiration Date or the expiration of any renewal or extended term, Landlord may exhibit the Premises to prospective tenants thereof. Except in the event of an emergency or where such entry is required pursuant to Legal Requirements, Landlord’s right of entry pursuant to this Article shall be exercised following reasonable advance notice to Tenant (which notice may be oral) and Landlord agrees that while exercising such right of entry or making such repairs, replacements or improvements, Landlord shall use reasonable efforts to minimize interference with the conduct of Tenant’s business, without however, the necessity of incurring any overtime or other additional expense. If, during the last twelve (12) months of the Term, Tenant shall have removed all or substantially all of Tenant’s property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Premises, without elimination or abatement of Rent, or incurring liability to Tenant for any compensation, and such acts shall not be deemed an actual or constructive eviction and shall have no effect upon this Lease. If Tenant shall not be personally present to open and permit an entry into the Premises, at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord’s agents may enter the same by a master key, or in the event of an emergency may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s property), and without in any manner affecting the obligations and covenants of this Lease. Landlord also shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. Tenant understands and agrees that all parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, core corridor walls, doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair.

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14.           LANDLORD’S LIABILITY. If the Building shall be sold, leased or otherwise transferred, Landlord shall be relieved of all future obligations and liabilities hereunder and the transferee shall be deemed to have assumed and agreed to perform all such obligations and liabilities of Landlord under this Lease. In the event of such sale, lease or transfer, Landlord shall also be relieved of all existing obligations and liabilities hereunder provided that the transferee assumes in writing such obligations. Neither the shareholders, directors or officers of Landlord, if Landlord is a corporation, nor the partners comprising Landlord (nor any of the shareholders, directors or officers of such partners), if Landlord is a partnership, nor any member of Landlord, if Landlord is a limited liability company (collectively, the “Parties”), shall be liable for the performance of Landlord’s obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord’s obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord’s obligations under this Lease shall not exceed and shall be limited to Landlord’s interest in the Building and the Real Property and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations. Landlord shall have no liability for any consequential or punitive damages.

15.           DEFAULT.

A.           Events of Default. This Lease and the term and estate hereby granted are subject to the limitations that upon the occurrence, at any time prior to or during the Term, of any one or more of the following events (referred to as “Events of Default”):

(i)           if Tenant shall default in the payment when due of any installment of Rent or in the payment when due of any Additional Rent, and such default shall continue for a period of five (5) days; or

(ii)          if Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant’s part to be observed or performed (other than the covenants for the payment of Rent and Additional Rent) and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days and Tenant shall not commence within said period of thirty (30) days, or shall not thereafter diligently prosecute to completion all steps necessary to remedy such default; or

(iii)         if Tenant shall default in the observance or performance of any term, covenant or condition on Tenant’s part to be observed or performed under any other lease with Landlord of space in the Building and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default; or

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(iv)          if Tenant shall not occupy the Premises for the purpose of conducting its business within thirty (30) days of the Commencement Date, or if any time thereafter the Premises shall become abandoned; or

(v)           if Tenant’s interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as may be expressly permitted herein; or

(vi)         if Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant’s property; or

(vii)         if, within sixty (60) days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant’s property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant’s property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied; or

(viii)        if Landlord shall properly present the Letter of Credit, if any, to the bank which issued the same in accordance with the provisions of Article 27, and the Issuing Bank shall fail to honor the Letter of Credit and pay the proceeds thereof to Landlord for any reason whatsoever and Tenant fails, within ten (10) days after written notice by Landlord to Tenant of such default, to: (a) cause the Issuing Bank to pay the requested proceeds to Landlord or (b) pay the amount of the draw request to Landlord; or

(ix)          if Tenant shall fail to deliver a certificate as required by Subsection C of Article 7, which failure shall continue for five (5) days after notice thereof;

then, in any of said cases, at any time prior to or during the Term, of any one or more of such Events of Default, Landlord, at any time thereafter, at Landlord’s option, may give to Tenant a three (3) days’ notice of termination of this Lease and, in the event such notice is given, this Lease and the Term shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of said three (3) days with the same effect as if the date of expiration of said three (3) days were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 16 hereof.

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B.           Effect of Bankruptcy. If, at any time, (i) Tenant shall be comprised of two (2) or more persons, or (ii) Tenant’s obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant’s interest in this Lease shall have been assigned, the word “Tenant”, as used in clauses (6) and (7) of Subsection A of this Article, shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant’s obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said clauses (6) and (7) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of Landlord of any rights under said Subsection A.

C.           Conditional Limitation. Nothing contained in this Article shall be deemed to require Landlord to give the notices herein provided for prior to the commencement of a summary proceeding for non-payment of rent or a plenary action for recovery of rent on account of any default in the payment of the same, it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this Lease shall terminate and if Tenant thereafter remains in possession after such termination if Tenant shall do so as a holdover tenant.

D.           Repeated Defaults. Tenant expressly recognizes that Tenant’s due and punctual performance of all its obligations under this Lease throughout the term hereof is of paramount importance to Landlord, and, without limiting any of the provisions of this Lease, Tenant agrees that, if Tenant (i) shall fail to pay for five (5) days after it becomes due an installment of Minimum Rent for two (2) consecutive months or for a total of three (3) months during any thirty six (36) month period during the Term, or (ii) shall default in the timely performance of any other obligation of Tenant under this Lease with respect to which Landlord shall have given Tenant notice of default, and such default shall occur more than two (2) times in any period of twelve (12) months, then notwithstanding that such failure or other default shall have been cured within the applicable grace period provided in this Lease, any further similar default shall be deemed to be deliberate and Landlord thereafter may, without further notice of default, serve a three (3) day notice of cancellation of this Lease as and with the effects provided in Subsection A of this Article.

16.           REMEDIES AND DAMAGES.

A.           Landlord’s Remedies.

(1)           If an Event of Default shall occur and be continuing, or if this Lease and the Term shall expire and come to an end as provided in Article 15:

(a)           Landlord and its agents and servants may immediately, or at any time after such default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, either by summary proceedings, or by any other applicable action or proceeding, (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises; and

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(b)           Landlord, at Landlord’s option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability; Landlord, at Landlord’s option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

(2)           Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Landlord, or (iii) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease on Tenant’s part to be observed or performed, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

B.           Damages.

(1)           If this Lease and the Term shall expire and come to an end as provided in Article 15, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Subsection A of this Article, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

(a)           Tenant shall pay to Landlord all Rent, Additional Rent and other charges payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

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(b)           Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (referred to as “Deficiency”) between the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Subsection A(1) of this Article for any part of such period (first deducting from the rents collected under any such reletting all of Landlord’s expenses in connection with the termination of this Lease, or Landlord’s reentry upon the Premises and with such reletting including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Rent, Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and

(c)           whether or not Landlord shall have collected any monthly Deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiencies as and for liquidated and agreed final damages, a sum equal to the amount by which the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of Subsection B(1)(b) of this Article for the same period; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

(2)           If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Subsection B. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Rent reserved in this Lease. Solely for the purposes of this Article, the term “Rent” as used in Subsection B(1) of this Article shall mean the Rent in effect immediately prior to the date upon which this Lease and the Term shall have expired and come to an end, or the date of re-entry upon the Premises by Landlord, as the case may be, adjusted to reflect any increase or decrease pursuant to the provisions of Article 3 hereof for the Comparison Year immediately preceding such event. Nothing contained in Article 15 or this Article shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in Subsection B(1) of this Article.

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C.           Legal Fees.

(i)           Tenant hereby agrees to pay, as Additional Rent, all reasonable attorneys’ fees and disbursements (and all other court costs or expenses of legal proceedings) which Landlord may incur or pay out by reason of, or in connection with (a) any action or proceeding by Landlord against Tenant (including, but not limited to, any arbitration proceeding); (b) any default by Tenant in the observance or performance of any obligation under this Lease (including, but not limited to, matters involving payment of rent and Additional Rent, computation of escalations, alterations or other Tenant’s work and subletting or assignment), whether or not Landlord commences any action or proceeding against Tenant; (c) any action or proceeding brought by Tenant against Landlord (or any officer, partner or employee of Landlord) in which Tenant fails to secure a final unappealable judgment against Landlord; and (d) any other appearance by Landlord (or any officer, partner or employee of Landlord) as a witness or otherwise in any action or proceeding whatsoever involving or affecting Landlord, Tenant or this Lease, in which Landlord is not named as a party.

(ii)          Tenant’s obligations under this Subsection C shall survive the expiration of the Term hereof or any earlier termination of this Lease.

17.           FEES AND EXPENSES.

A.           Curing Tenant’s Defaults. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, in each case beyond the expiration of any applicable notice, grace and cure periods, Landlord may immediately or at any time thereafter on five (5) days’ notice perform the same for the account of Tenant, and if Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith including, but not limited to reasonable attorneys’ fees and disbursements in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred with interest and costs shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within five (5) days of rendition of any bill or statement to Tenant therefor. Tenant acknowledges that Landlord need not await the expiration of any cure period afforded Tenant if the circumstances constitute an emergency requiring immediate action.

B.           Late Charges.

(i)           If any installment of Minimum Rent or any Additional Rent shall not be paid within five (5) days after such installment shall have first become due, Tenant shall also pay to Landlord (a) an administrative late charge in the amount of four (4%) percent of the overdue amount, and (b) interest thereon at the Interest Rate from the due date until such installment of Minimum Rent or Additional Rent is fully paid. Such administrative late charge and interest charge shall be due and payable as Additional Rent with the next monthly installment of Minimum Rent.

(ii)          If any check delivered to Landlord in full or partial payment of any amounts due to Landlord pursuant to the terms of this Lease shall not be honored by reason of insufficient or uncollected funds or for any other reason, then Tenant shall pay to Landlord a service charge on account thereof in the amount of four (4%) percent of the overdue amount, which service charge shall be due and payable as Additional Rent with the next monthly installment of Minimum Rent.

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18.           NO REPRESENTATIONS BY LANDLORD. Landlord or Landlord’s agents have made no representations or promises with respect to the Building, the Real Property, the Premises or Taxes or any other matter related to this Lease and Tenant’s occupancy of the Premises, except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent of Landlord or the written approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.

19.           END OF TERM.

A.           Surrender of Premises. Upon the expiration or other termination of the Term, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant may remove all of its property pursuant to Article 4. Tenant’s obligation to observe or perform this covenant shall survive the expiration or sooner termination of the Term. If the last day of the Term or any renewal thereof falls on Saturday or Sunday this Lease shall expire on the business day immediately preceding. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the provisions of this Article. In addition, the parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be substantial, will exceed the amount of the monthly installments of the Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within twenty-four (24) hours after the Expiration Date or sooner termination of the Term, in addition to any other rights or remedy Landlord may have hereunder or at law, Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, a sum equal to the greater of (i) the then fair market rental value for the Premises as determined by Landlord, and (ii) two (2) times the aggregate of that portion of the Rent and the Additional Rent which was payable under this Lease during the last month of the Term. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article, which provisions shall survive the Expiration Date or sooner termination of this Lease.

B.           Holdover by Tenant. If Tenant shall hold-over or remain in possession of any portion of the Premises for a period of thirty (30) days beyond the Expiration Date of this Lease, notwithstanding the acceptance of any Rent and Additional Rent paid by Tenant pursuant to Subsection A of this Article, Tenant shall be subject not only to summary proceeding and all damages related thereto, but also to any damages arising out of lost opportunities (and/or new leases) by Landlord to re-let the Premises (or any part thereof). All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.

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20.           QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the Rent and Additional Rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease and to all Superior Leases and Mortgages.

21.           FAILURE TO GIVE POSSESSION. Except as specifically set forth in Subsection 1B hereof, Tenant waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or any successor statute of similar import then in force and further waives the right to recover any damages which may result from Landlord’s failure to deliver possession of the Premises on the date set forth herein for the commencement of the Term. If Landlord shall be unable to give possession of the Premises on such date, and provided Tenant is not responsible for such inability to give possession, the Rent reserved and covenanted to be paid herein shall not commence until the possession of the Premises is given or the Premises are available for occupancy by Tenant, and no such failure to give possession on such date shall in anyway affect the validity of this Lease or the obligations of Tenant hereunder or give rise to any claim for damages by Tenant or claim for rescission of this Lease, nor shall same be construed in any way to extend the Term. If permission is given to Tenant to enter into possession of the Premises or to occupy premises other than the Premises prior to the Commencement Date, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, including the covenant to pay Rent.

22.           NO WAIVER. No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by either party unless such waiver be in writing signed by such party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease provided. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Lease. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

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23.           WAIVER OF TRIAL BY JURY. It is mutually agreed by and between Landlord and Tenant that they shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, and/or any claim of injury or damage, or for the enforcement of any remedy under any statute, emergency or otherwise. It is further mutually agreed that in the event Landlord commences any summary proceeding (whether for nonpayment of rent or because Tenant continues in possession of the Premises after the expiration or termination of the Term), Tenant will not interpose any counterclaim (except for mandatory or compulsory counterclaims, or unless Tenant’s failure to interpose such counterclaim in such proceeding or action would result in the waiver of Tenant’s right to bring such claim in a separate proceeding or action under Legal Requirements) of whatever nature or description in any such proceeding.

24.           INABILITY TO PERFORM. This Lease and the obligation of Tenant to pay Rent and Additional Rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or because Landlord is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or by accident or by any cause whatsoever reasonably beyond Landlord’s control, including but not limited to, laws, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any federal, state, county or municipal authority or any department or subdivision thereof or any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

25.           BILLS AND NOTICES. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be deemed sufficiently given or rendered if in writing, sent postage prepaid, by registered or certified mail (return receipt requested), or via overnight courier, or by hand delivery addressed (a) to Tenant (i) at Tenant’s Address for Notices, or (ii) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant’s vacating, deserting, abandoning or surrendering the Premises, or (b) to Landlord at Landlord’s Address for Notices, or (c) to such other address as either Landlord or Tenant may designate as its new Address for Notices by notice given to the others in accordance with the provisions of this Article. Tenant hereby acknowledges and agrees that any such bill, statement, demand, notice, request or other communication may be given by Landlord’s agent on behalf of Landlord. Except with respect to Landlord’s Statements and bills pursuant to the next succeeding sentence, Landlord shall endeavor to send to Tenant a courtesy copy of any notice sent pursuant to this Article 25 by e-mail to st@relmada.com and dbeck@relmada.com, or such other e-mail address that Tenant designates, in writing (provided, however, that Landlord’s failure to send a copy of any such notice to Tenant by e-mail shall not render any notice otherwise delivered to Tenant pursuant to the provisions of this Article 25, deficient). Any Landlord’s Statement, bill, notice or other communication by Landlord with respect to Rent may be given by regular mail and need not be sent to any party other than Tenant. Any such bill, statement, demand, notice, request or other communication shall be deemed to have been rendered or given one (1) business day after the date when it shall have been mailed as provided in this Article or on the date of delivery if delivered by hand with written evidence thereof.

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26.           SERVICES.

A.           Elevator. Landlord shall provide non-exclusive passenger elevator facilities during Ordinary Building Hours and shall have one passenger elevator in the bank of elevators servicing the Premises available at all other times. Landlord shall provide non-exclusive freight elevator services on an “as available” basis for incidental use by Tenant during such times as shall be designated by Landlord, in its discretion, from time to time. Use of the freight elevator shall in all events be arranged by Tenant on not less than twenty-four (24) hours prior notice and shall be provided by Landlord to the extent that no conflict exists with other tenants or other parties requesting such usage (all such conflicts to be resolved by Landlord, in Landlord’s sole discretion).

B.           HVAC.

(i)           Landlord shall furnish heat to the Premises when and as required by law, during Ordinary Building Hours. Landlord shall not be responsible for the adequacy, design or capacity of the heating distribution system or if the normal operation of the heat distribution system serving the Building shall fail to provide heat at reasonable temperatures or any reasonable volumes or velocities in any parts of the Premises by reason of any rearrangement of partitioning or other Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant.

(ii)          Landlord shall furnish air-cooling during Ordinary Building Hours from May 15th through October 15th of each year during the Term, when, in the judgment of Landlord, reasonably exercised, it may be required for the comfortable occupancy of the Premises, and shall ventilate the Premises on business days and for similar hours during other months of the year. Anything in this subparagraph B(ii) to the contrary notwithstanding, Landlord shall not be responsible if the normal operation of the air-cooling system shall fail to provide cooled air at reasonable temperatures, pressures or degrees of humidity or any reasonable volumes or velocities in any parts of the Premises by reason of (i) human occupancy factors and any machinery or equipment installed by or on behalf of Tenant or any person claiming through or under Tenant that have an electrical load in excess of the average electrical load for the air-cooling system as designed or (ii) any rearrangement of partitioning or other Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant. Tenant agrees to keep and cause to be kept closed all of the windows in the Premises whenever the air-cooling system is in operation and agrees to lower and close the blinds when necessary because of the sun’s position whenever the air-cooling system is in operation. Tenant at all times agrees to cooperate fully with Landlord and to abide by the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air-cooling system. Landlord, throughout the Term, shall have free access to any and all mechanical installations of Landlord, including but not limited to air-cooling, fan, ventilating, machine rooms and electrical closets.

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C.           After Hours and Additional Services. The Rent does not include any charge to Tenant for the furnishing of any freight elevator facilities or for the service of heat or air conditioning to the Premises during periods other than Ordinary Building Hours for the furnishing and distributing of such facilities or services (referred to as “Overtime Periods”). Accordingly, if Landlord shall furnish any (i) freight elevator facilities, or (ii) heat or air conditioning to the Premises during Overtime Periods, then Tenant shall pay Landlord Additional Rent for such facilities or services at the standard rates then fixed by Landlord for the Building, which rates may change from time to time without notice. As of the date of this Lease, the current charge for: (a) heat during Overtime Periods is $300.00; (b) air conditioning during Overtime Periods is $500.00 per hour and (c) freight elevator during Overtime Periods is $150.00 per hour (and must be used in minimum four (4) hour increments). If more than one tenant utilizing the same system as Tenant requests the same Overtime Periods for the same services as Tenant, the charge to Tenant shall be adjusted pro rata. Landlord shall have the right to charge Tenant for a particular minimum number of hours of usage of any facilities during Overtime Periods to the extent that the applicable union or service contract requires Landlord to engage the necessary personnel for such minimum number of overtime hours. Notwithstanding the foregoing, Landlord shall permit Tenant to use the freight elevator for up to twelve (12) continuous hours during Overtime Periods, without charge, in connection with Tenant’s move-in to the Premises.

D.           Cleaning.

(i)           Landlord, at its expense, shall cause the Premises and Building common areas to be cleaned in accordance with the cleaning specifications set forth on Exhibit 2 annexed hereto and made a part hereof. Tenant shall pay to Landlord, on demand and as Additional Rent, any costs incurred by Landlord for (i) extra cleaning work in the Premises required because of misuse use or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the Premises for the preparation, serving or consumption of food or beverages, data processing or reproducing operations, other than normal internal office use, private lavatories or toilets, or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) any unusual quantity of interior glass surfaces, and (iv) any non-building standard materials or finishes installed by Tenant or at its request. Landlord, its cleaning contractor and their employees shall have access to the Premises either during regular business hours or after hours, and the free use of light, power and water therein, as is reasonably required for the purpose of cleaning the Premises in accordance with Landlord’s obligations hereunder.

(ii)          Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law, or any other applicable law, or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

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E.           Trash Removal. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future Legal Requirements regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash (collectively “Rubbish”). Tenant shall sort and separate the Rubbish into such categories s provided by law. Tenant shall pay all costs, expenses, fines penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of trash or recycling laws. Tenant shall pay, as Additional Rent, the cost of removal from the Premises and the Building of so much of Tenant’s Rubbish as shall exceed that ordinarily accumulated daily in the routine of business office occupancy (“Extra Rubbish Removal”). Tenant, at Tenant’s expense shall store any refuse generated by the consumption of food or beverages at the Premises (so-called “wet garbage”) in a cold box or similar facility, shall notify Landlord’s cleaning contractor of the existence of such wet garbage, and shall be responsible for any damage caused to the Premises or the Building by the existence of such wet garbage, including any leakage of such wet garbage.

F.           Sprinkler System. Anything elsewhere in this Lease to the contrary notwithstanding, if any Governmental Agency requires or recommends that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied to the sprinkler system by reason of Tenant’s business, or the location of the partitions, trade fixtures, or other contents of the Premises, then Tenant shall, at Tenant’s expense, or, at Landlord’s election, Landlord shall, at Tenant’s expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment (pursuant to submission of necessary engineering plans and specifications for Landlord’s reasonable approval), whether the work involved shall be structural or non-structural in nature.

G.           Water. Landlord shall furnish water to the Premises for drinking and lavatory purposes to the extent piping and fixtures presently exist therein. If Tenant uses water for any purpose other than ordinary drinking and lavatory uses, Landlord may install water meter to measure Tenant’s water consumption for all purposes and Tenant agrees to pay for the installation and maintenance thereof and for water consumed as shown on said meter and any sewer rent or tax based thereon.

H.           Electricity Service.

(i)           Electric service shall be provided to the Premises on a “rent inclusion” basis in accordance with the provisions of this Article. If and for so long as Landlord provides electric service on a rent inclusion basis, the Minimum Rent shall be increased by the amount of the Electricity Factor. Tenant acknowledges and agrees that the Minimum Rent as set forth in the Lease Information Summary does not yet, but is to include the Electricity Factor.

(ii)          Landlord shall furnish six (6) watts of average connected load of electricity per rentable square foot of the Premises (exclusive of electricity for the base Building heating, ventilation and air conditioning system) for the operation or servicing of ordinary lighting, light office equipment and the operation of the usual small business machines (including copiers, fax machines and personal computers) (such lighting and equipment being “Ordinary Equipment”) during Ordinary Building Hours. Any installation and use of equipment other than Ordinary Equipment and/or any connected load and/or electrical usage by Tenant in excess of the foregoing shall result in an adjustment of the Electricity Factor as hereinafter provided.

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(iii)         If the public utility rate schedule for the supply of electric energy to the Building and/or the surcharge for fuel cost or any other charge made by the public utility supplying electric energy to the Building (the “Utility”) and/or the taxes payable by Landlord with respect to such electric energy are increased after the date of this Lease and/or the service classification at which Landlord purchases electric energy is changed after the date of this Lease resulting in an increase in the cost to Landlord of electrical energy, the Minimum Rent shall be increased by an amount equal to the product of (i) the then-existing Electricity Factor, and (ii) the percentage increase in such public utility rate schedule, fuel adjustment or other charge, taxes or cost. Any such increase shall be effective as of the date of such increase and shall be made retroactively if necessary. In no event shall the provisions hereof operate to reduce the Minimum Rent nor the Electricity Factor below the amounts stated in the Lease Information Summary.

(iv)          The Electricity Factor is based upon Landlord’s assumption that Tenant’s initial electrical installation will not result in a total connected electrical load for lighting and equipment in excess of six (6) watts average connected load per rentable square foot and that Tenant will, except for the purpose of office cleaning, use electrical energy only during Ordinary Building Hours. Accordingly, if Tenant’s initial electrical installation exceeds such criteria, or if Tenant makes material use of electricity during hours other than during Ordinary Building Hours, or if Tenant after completion of its initial installation adds or changes any machinery, appliances or equipment which materially increases the aggregate electrical load in the Premises, the Electricity Factor shall from time to time be equitably adjusted to reflect the resulting increase in such use. Within ten (10) days of request by Landlord, Tenant shall provide Landlord with a statement setting forth Tenant’s general hours of operation at the Premises and the connected load of equipment, appliances and business machines being used by Tenant at the Premises. Landlord shall furnish a statement of Landlord’s determination as to the amount of the adjustment, and the same shall become binding upon the parties unless, within thirty (30) days, Tenant notifies Landlord that it disputes the amount of such adjustment, in which event the parties shall in good faith make reasonable attempts to come to agreement, and, if Landlord and Tenant cannot agree thereon, the amount of such adjustment shall be determined, based on standard practices, by an independent electrical consultant selected by Landlord. Tenant shall permit such consultant to have access to the Premises and Tenant’s electrical facilities for the foregoing purpose at all reasonable times. The fee of such consultant shall be paid by Tenant unless such consultant finds that Tenant’s use does not justify an increase in the Electricity Factor, in which case the fee shall be paid by Landlord. Pending the determination of the adjustment, Tenant shall pay to Landlord the amount of such adjustment as specified in Landlord’s statement. Thereafter if it is determined that Tenant has overpaid, Tenant shall receive a credit against Minimum Rent in the amount of the overpayment, said credit to be applied against the next accruing installment(s) of Minimum Rent. In no event shall the provisions hereof operate to reduce the Minimum Rent nor the Electricity Factor below the amounts stated in the Lease Information Summary.

(v)          Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the Utility. Tenant agrees that at no time will the connected electrical load in the Premises exceed in the aggregate six (6) watts average connected load per rentable square foot of the Premises. Tenant shall not, without Landlord’s prior written consent in each instance, which consent shall not be unreasonably withheld, connect any fixtures, machinery, appliances or equipment to the Building electric distribution system or make any material alteration or addition to Tenant’s machinery, appliances or equipment, or the electric system of the Premises, if the effect thereof would be to increase the electrical load in the Premises over the load specified herein. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the reasonable cost thereof shall be paid by Tenant as Additional Rent, and the Electricity Factor shall be adjusted as hereinbefore provided.

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(vi)          Landlord shall have the option of installing sub-meters at Tenant’s expense to measure Tenant’s consumption of electrical energy. If Landlord exercises such option, Tenant shall pay to Landlord, as Additional Rent, from time to time, but no more frequently than monthly, for its consumption of electrical energy at the then applicable rate prescribed by the Utility for sub-metered electrical energy, plus Landlord’s charge for overhead and supervision in the amount of eight (8%) percent of the total electric bill. In such event, the Electricity Factor shall no longer be payable by Tenant as of commencement of the operation of such sub-meters. For the purpose of this subparagraph the rate to be paid by Tenant in the event of sub-metering shall include any taxes or other charges in connection therewith. If any tax shall be imposed upon Landlord’s receipts from the sale or resale of electrical energy to Tenant, the pro rata share allocable to the electrical energy service received by Tenant shall be passed on to, included in the bill of, and paid by Tenant if and to the extent permitted by law. Where more than one meter measures the electricity supplied to Tenant, the electricity rendered through each meter may be computed and billed separately in accordance with the provisions hereinabove set forth.

(vii)         Landlord reserves the right to discontinue furnishing electricity to Tenant in the Premises on not less than thirty (30) days’ notice to Tenant. If Landlord exercises such right to discontinue, or is compelled to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant and the Electricity Factor shall no longer be payable by Tenant. If Landlord so discontinues furnishing electricity to Tenant, Tenant shall arrange to obtain electricity directly from the Utility. Such electricity may be furnished to Tenant by means of the then existing electrical facilities serving the Premises to the extent that the same are available, suitable and safe for such purposes. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity, of substantially the same quantity, quality and character, shall be installed by Landlord, at Tenant’s sole cost and expense. Landlord shall not voluntarily discontinue furnishing electricity to Tenant until Tenant is able to receive electricity directly from the Utility.

(viii)         Landlord shall not be liable to Tenant in any way for any interruption, curtailment or failure, or defect in the supply or character of electricity furnished to the Premises by reason of any requirement, act or omission of Landlord or of any Utility or for any other reason except Landlord’s gross negligence or willful misconduct. If either the quantity or character of electrical service is changed by the Utility or is no longer available or suitable for Tenant’s requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.

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(ix)          From time to time, Landlord may institute for the Building energy conservation programs that Landlord reasonably believes will be in the best interests of the Building and its tenants. Similar programs may be established by the Utility. Tenant shall promptly comply with and carry out, in good faith, any and all reasonable obligations issued by Landlord or the Utility, as the case may be, under such programs, as the same may exist from time to time.

I.           Wireless Internet Service. Tenant shall not solicit other occupants of the Building to use wireless internet service that emanates from the Premises. Tenant shall use reasonable efforts to prevent the signals of Tenant’s wireless internet service (if any) from interfering in any material respect with any Building Systems or the internet service of any other tenant or occupant of the Building. In the event that Tenant’s wireless internet service is causing such interference, Tenant shall reasonably cooperate with Landlord in correcting such interference.

J.           Interruption of Services. Landlord reserves the right to stop service of the HVAC system and all other Building Systems when necessary, by reason of accident or emergency, or for repairs, additions, alterations, replacements or improvements in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed; provided, however, that Landlord agrees that such interruptions shall only last for as long as the same are reasonably required, and Landlord shall use reasonable efforts to minimize any interruption and interference with the conduct of Tenant’s business in the Premises in connection therewith (without the obligation to incur overtime or additional expenses).

27.           SECURITY DEPOSIT.

A.           Deposit of Security. Tenant shall deposit with Landlord on the signing of this Lease the Letter of Credit for the Security Deposit as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease, including without limitation the surrender of possession of the Premises to Landlord herein provided.

B.           Letter of Credit. For the deposit required pursuant to Subsection A of this Article, Tenant shall deliver to Landlord a clean, irrevocable, non-documentary and unconditional letter of credit (the “Letter of Credit”) issued by and drawn upon any commercial bank (the “Issuing Bank”) with offices for banking purposes in the City of New York and having an S&P rating of not less than “A”, which Letter of Credit shall (a) have a term of not less than one year, (b) be substantially in the form of Exhibit 3 attached hereto and otherwise in form and content reasonably satisfactory to Landlord, (c) be for the account of Landlord, (d) be in the amount of the Security Deposit, (e) be fully transferable by Landlord without any fees or charges therefor, (f) have an expiration date which is not earlier than sixty (60) days after the Expiration Date, and (g) provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one (1) year each thereafter during the term of this Lease, unless the Issuing Bank sends notice (the “Non-Renewal Notice”) to Landlord by certified mail, return receipt requested, not less than forty five (45) days next preceding the then expiration date of the Letter of Credit that it elects not to have such Letter of Credit renewed. The Letter of Credit shall provide that Landlord shall have the right, exercisable upon receipt of the Non-Renewal Notice, by sight draft on the Issuing Bank, to receive the monies represented by the existing Letter of Credit and to hold such proceeds pursuant to the terms of this Article as a cash security pending the replacement of such Letter of Credit. Landlord acknowledges that, as of the date of this Lease, PNC Bank is an acceptable Issuing Bank.

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C.           Application of Security Deposit. In the event of an Event of Default by Tenant hereunder, Landlord may apply or retain the whole or any part of any cash security held by Landlord or may notify the Issuing Bank and thereupon receive all the monies represented by the Letter of Credit and use, apply or retain the whole or any part of such proceeds, as the case may be, in each case, to the extent required for the payment of any Rent as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default under this Lease, including any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other reentry by Landlord. If Landlord applies or retains any part of any cash security or proceeds of the Letter of Credit, as the case may be, Tenant, within ten (10) days after notice from Landlord and at Landlord’s option, shall deposit with Landlord the amount so applied or retained or increase the amount of the Letter of Credit or provide an additional or replacement Letter of Credit, so that Landlord shall have the full Security Deposit on hand at all times during the Term. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, any cash security or the Letter of Credit, as the case may be, shall be promptly returned to Tenant after the Expiration Date and after delivery of the entire possession of the Premises to Landlord. In the event of a sale of the Real Property or the Building or leasing of the Building, Landlord shall transfer any cash security or so much thereof as remains following a default by Tenant to the new landlord and with respect to the Letter of Credit, within thirty (30) days of notice of such sale or leasing, Tenant, at Tenant’s sole cost and expense, shall arrange for the transfer of the Letter of Credit to the new landlord, as designated by Landlord in the foregoing notice or have the Letter of Credit reissued in the name of the new landlord and Landlord shall thereupon be released by Tenant from all liability for the return of such security, provided, in each case that such new landlord assumes Landlord’s obligations under this Lease. Provided that such new landlord assumes Landlord’s obligations under this Lease, Tenant agrees to look solely to the new landlord for the return of such cash security or Letter of Credit and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant further covenants that, except in connection with a permitted assignment of this Lease, it will not assign or encumber or attempt to assign or encumber any monies or Letter of Credit deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

D.           Reduction of Security Deposit. Provided that as of each of the dates set forth below, Tenant shall not be in monetary default under this Lease, or non-monetary default beyond the applicable notice and cure period and shall have paid all Minimum Rent and Additional Rent payable hereunder in a timely fashion throughout the Term, and provided further that Tenant (or a related corporation or successor corporation of the Tenant originally named in this Lease) shall be in occupancy of the Premises then the Security Deposit shall be reduced on the dates and as provided below:

(i)           On the second (2nd) anniversary of the Minimum Rent Commencement Date the Security Deposit shall be reduced by $156,330.00 to $234,495.00; and

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(ii)           On the fifth (5th) anniversary of the Minimum Rent Commencement Date the Security Deposit shall be reduced to by $78,165.00 to $156,330.00.

If Tenant is in default of the terms and conditions of this Lease at the time that a reduction in the Security Deposit is scheduled to occur, provided that Tenant cures such default during the applicable notice and cure period, Tenant shall be entitled to receive the applicable reduction in the Security Deposit at the time that Tenant cures such default. Provided that such reductions comply with the provisions of this Subsection 27D, Landlord shall reasonably cooperate with Tenant in obtaining appropriate amendments to Tenant’s Letter of Credit, reducing the amount of the Letter of Credit in accordance with the provisions of this Subsection 27D.

E.           Temporary Cash Security Deposit. Notwithstanding anything to the contrary contained herein, upon execution of this Lease, Tenant shall be permitted to deliver a check in the amount of the Security Deposit ("Cash Security") to Landlord in lieu of the Letter of Credit, which Landlord shall hold as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease, as if the Cash Security were the proceeds of the Letter of Credit pursuant to Subsection C above. On or before the date that is forty five (45) days after the date hereof, Tenant shall deliver the Letter of Credit to Landlord in the form required by this Lease. Upon receipt of the Letter of Credit, Landlord shall promptly return the Cash Security to Tenant. In the event that Tenant fails to timely replace the Cash Security with an acceptable Letter of Credit, Landlord shall continue to hold the Cash Security as security under this Lease, and may, at its option, deem such failure to be an Event of Default hereunder. Landlord shall not be required to deposit the Cash Security into an interest bearing account.

28.           ADDITIONAL DEFINITIONS.

A.            The term “Tenant Party(ies)” shall mean and include Tenant and all of Tenant’s principals, officers, agents, contractors, servants, employees, subtenants, licensees, visitors and invitees, including, without limitation, Actinium and its employees and any party claiming through or under Actinium.

B.            The term “office” or “offices”, wherever used in this Lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing.

C.            The words “reenter” and “reentry” as used in this Lease are not restricted to their technical legal meaning.

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D.           The term “business days” as used in this Lease shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and union holidays for those unions that materially affect the delivery of services in the Building.

E.            The words “include”, “including” and “such as” shall each be construed as if followed by the phrase “without being limited to”. The words “herein”, “hereof”, “hereby”, “hereunder” and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or subdivision hereof unless expressly so stated.

F.            The terms “substantial completion” or “substantially completed” or words of similar import shall mean that any construction work (including Alterations and Landlord’s Work) has been substantially completed, it being agreed that any such work shall be deemed substantially complete notwithstanding the fact that minor or insubstantial details of construction or demolition and/or mechanical adjustment and/or decorative items remain to be performed, provided that: (x) any such unperformed work or the completion thereof shall not materially interfere with Tenant’s use and occupancy of the Premises for the Permitted Uses and (y) the completion of such unperformed work shall not create safety issues or noxious odors that would prevent Tenant from taking possession of the Premises for the conduct of its business.

G.           The term “Interest Rate” shall mean one and one-half (1½%) percent per month, or the applicable maximum legal rate of interest, whichever is lower.

H.           The term “Hazardous Substances” shall mean, collectively, (a) asbestos and polychlorinated biphenyls, and (b) hazardous or toxic materials, wastes and substances which are defined, determined and identified as such pursuant to any Legal Requirement.

I.            The term “Ordinary Building Hours” shall mean 8:30 a.m. to 6:00 p.m. on business days.

29.           BROKER. Landlord and Tenant each represent and warrant to the other that they have dealt directly with (and only with), the Landlord’s Broker and the Tenant’s Broker (collectively, the “Brokers”) as broker in connection with this Lease, and that insofar as either Landlord or Tenant knows no other broker negotiated this Lease or is entitled to any commission in connection therewith, and the execution and delivery of this Lease by Landlord shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty. Landlord and Tenant shall each indemnify and hold the other harmless from and against any and all claims for commission, fee or other compensation by any other person (other than the Brokers) who shall claim to have dealt with the indemnifying party in connection with this Lease or the Building and for any and all costs incurred by the other party in connection with such claims, including, without limitation, reasonable attorneys’ fees and disbursements. Landlord shall pay the Brokers any commission due in connection with this Lease pursuant to the terms of a separate, written agreement or agreements between Landlord and the Brokers, and in no event shall Tenant be responsible for any such commission (subject to the provisions of Subsection 2D hereof). The provisions of this Article 29 shall survive the expiration or earlier termination of the Lease.

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30.           INDEMNITY. Tenant shall not do or permit any act or thing to be done upon the Premises which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of Legal Requirement, but shall exercise such control over the Premises as to fully protect Landlord against any such liability. Tenant agrees to indemnify and save harmless the Landlord Indemnitees from and against (a) all claims of whatever nature against Landlord arising from any act, omission or negligence of Tenant or any Tenant Party, (b) all claims arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Premises from the date access to the Premises is given to Tenant or any Tenant Party (including during the performance of Landlord’s Work, if any, but excluding third-party claims arising specifically from the performance of Landlord’s Work by Landlord or its agents, employees or contractors), (c) all claims arising from any accident, injury or damage to any person, entity or property, occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act or omission of Tenant or any Tenant Party, (d) any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed, (e) any misrepresentation made by Tenant hereunder, (f) any cooperation by Landlord with Tenant as contemplated by Article 4, (g) any violation by Tenant of the provisions of Subsection F of Article 4, and (h) any claim, loss or liability arising or claimed to arise from Tenant, or any Tenant Party causing or permitting any Hazardous Substances to be brought upon, kept or used in or about the Premises or the Real Property or any seepage, escape or release of such Hazardous Substances. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, including all reasonable legal fees and expenses incurred in enforcing the provisions of this indemnity. Tenant shall not be required to indemnify the Landlord Indemnitees and hold the Landlord Indemnitees harmless to the fullest extent permitted by law, to the extent that it is finally determined that the negligence of a Landlord Indemnitee (other than negligence to which any waiver of subrogation obtained pursuant to Subsection B of Article 9 applies) or willful misconduct of a Landlord Indemnitee contributed to the loss or damage sustained by the person making the claim. The term “Landlord Indemnitees” shall mean, collectively, Landlord, any Lessor, any Mortgagee, Landlord’s managing agent and their respective partners, members, managers, shareholders, officers, directors, employees and agents. In no event shall Tenant be responsible for special, consequential or punitive damages to any Landlord Indemnitees.

31.           MISCELLANEOUS.

A.           No Offer. This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.

B.           Signatories. If more than one person executes this Lease as Tenant, each of them understands and hereby agrees that the obligations of each of them under this Lease are and shall be joint and several, that the term “Tenant” as used in this Lease shall mean and include each of them jointly and severally and that the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy and/or this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

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C.           Directory Listings. Landlord agrees to provide Tenant and any permitted occupant of the Premises (including Actinium) with a reasonable number of listings on the Building’s lobby directory, provided that in all events, Tenant and such occupants shall be limited to a total number of listings determined by multiplying Tenant’s Proportionate Share by the total number of spaces for listings on such directory. Notwithstanding anything to contrary stated herein, Landlord shall provide listings for at least two (2) companies (and their respective officers and employees) on the Building’s directory.

D.           Authority.

(i)           If Tenant is a corporation, partnership, limited liability company or other business entity, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and validly existing entity qualified to do business in the State of New York and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

(ii)          Tenant represents and warrants to Landlord that (a) Tenant and each person or entity directly or indirectly owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by, any Embargoed Person, (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by Legal Requirements or that this Lease is in violation of any Legal Requirement, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. §1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by Requirements or Tenant is in violation of any Requirements.

(iii)         Tenant covenants and agrees (a) to comply with all Requirements relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under this Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with terms hereof.

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(iv)          Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List any time during the Term shall be an Event of Default under this Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be an Event of Default under this Lease.

E.           Signage. Tenant shall not exhibit, inscribe, paint or affix any sign, advertisement, notice or other lettering on any portion of the Building or the outside of the Premises without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. A plan of all signage or other lettering proposed to be exhibited, inscribed, painted or affixed shall be prepared by Tenant in conformity with building standard signage requirements and submitted to Landlord for Landlord’s consent. All signage or other lettering which has been approved by Landlord shall thereafter be installed by Tenant at Tenant’s sole cost and expense. Upon installation of any such signage or other lettering, such signage or lettering shall not be removed, changed or otherwise modified in any way without Landlord’s prior written approval, which approval shall not be unreasonably withheld. Tenant shall not exhibit, inscribe, paint or affix on any part of the Premises or the Building visible to the general public any signage or lettering including the words “temporary” or “personnel”. Any signage, advertisement, notice or other lettering which shall be exhibited, inscribed, painted or affixed by or on behalf of Tenant in violation of the provisions of this Subsection may be removed by Landlord and the cost of any such removal shall be paid by Tenant as Additional Rent. Tenant shall not permit any machinery, equipment, sign, banner or any other thing to protrude from the Premises to the exterior of the Building beyond any plane of the exterior windows of the Premises or beyond the Premises within the interior of the Building. Tenant shall have no right to use any window in the Premises for any sign or other display that is designed principally for advertising or promotion. Landlord shall provide and install a Building standard directional sign in the elevator lobby of the Building for each of Tenant and Actinium.

F.           Consents and Approvals. Wherever in this Lease Landlord’s consent or approval is required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

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G.           Rent Control. In the event the Minimum Rent or Additional Rent or any part thereof provided to be paid by Tenant under the provisions of this Lease during the demised term shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any Legal Requirements, Tenant shall enter into such agreement(s) and take such other steps as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (but not in excess of the amounts reserved under this Lease). Upon the termination of such legal rent restriction (a) the Minimum Rent and/or Additional Rent shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) Tenant shall pay to Landlord promptly upon being billed, to the maximum extent legally permissible, an amount equal to (i) the Minimum Rent and/or Additional Rent which would have been paid pursuant to this Lease but for such legal rent restriction, less (ii) the amounts paid by Tenant during the period such legal rent restriction was in effect.

H.           Right to Relocate.

(i)           Notwithstanding anything contained in this Lease to the contrary, Landlord shall have the right to substitute in lieu of the Premises alternative space in the Building designated by Landlord (the “Relocation Space”) effective as of the date (the “Relocation Effective Date”) set forth in a notice given to Tenant (the “Relocation Notice”) provided that Landlord’s notice shall be accompanied by a floor plan of the Relocation Space, and such notice or the floor plan shall set forth the rentable square foot area of the Relocation Space. The Relocation Space shall be reasonably comparable to the Premises with respect to internal configuration, quality of finish and rentable square foot area (i.e., plus or minus ten (10%) percent). The Relocation Effective Date shall not be less than thirty (30) days following the date upon which the Relocation Notice is given to Tenant. In the event that Landlord exercises its rights hereunder, (a) Tenant shall deliver to Landlord possession of the Premises on or before the Relocation Effective Date vacant and broom clean, free of all occupancies and encumbrances and otherwise in accordance with the terms, covenants and conditions of the Lease as if the Relocation Effective Date were the Expiration Date, (b) effective as of the Relocation Effective Date, the term and estate hereby granted with respect to the Premises originally demised hereunder shall terminate, the Relocation Space shall be deemed to be the Premises and the Minimum Rent and Additional Rent payable under this Lease shall be reduced, if necessary, so as to reflect any difference between the deemed rentable square foot area of the original Premises and said Relocation Space; provided, however, that Tenant’s Rent shall not be increased if the Relocation Space is larger than the Premises.

(ii)          Landlord shall at Landlord’s cost and expense, perform any work to be performed to prepare the Relocation Space for Tenant’s occupancy, remove and reinstall Tenant’s personal property, trade fixtures and equipment and improvements in the Relocation Space (“Landlord’s Relocation Work”). Landlord shall complete Landlord’s Relocation Work on or before the Relocation Effective Date provided that Tenant cooperates with Landlord and gives Landlord full access to the Premises to facilitate the performance thereof (provided that Landlord shall use reasonable efforts to minimize inconvenience and interference with Tenant’s business in the Premises in connection therewith; provided that Landlord shall not be required to incur overtime or additional expenses in connection therewith). Landlord shall promptly reimburse Tenant, after Landlord’s receipt of a detailed invoice therefor, for Tenant’s actual and reasonable out-of-pocket costs incurred by Tenant in connection with the relocation and/or reinstallation of any telephone, internet, wi-fi, electronic or other communications equipment and wiring from the Premises to the Relocation Space.

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(iii)         Following any relocation undertaken pursuant to this subsection, Tenant shall promptly execute and deliver an agreement confirming such relocation and fixing any corresponding adjustments in Minimum Rent and Additional Rent payable under this Lease, but any failure to execute such an agreement by Tenant shall not affect such relocation and adjustments as determined by Landlord.

I.           Access to Premises. Subject to its reasonable security regulations, Landlord agrees that the Building shall be accessible to Tenant and Tenant shall have the use of at least one (1) elevator subject to call, twenty four (24) hours a day, seven (7) days a week.

J.           Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

K.          Adjacent Excavation; Shoring. If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of Rent.

L.           Labor Harmony. Tenant shall not at any time, either directly or indirectly, use any contractors or labor or materials in the Premises in connection with any Alteration or otherwise if the use of such contractors or labor or materials would create any work stoppage, picketing, labor disruption or any other difficulty with other contractors or labor engaged by Tenant or Landlord or others in the construction, maintenance or operation of the Building or any part thereof. Tenant shall immediately stop any work or other activity if Landlord shall notify Tenant that continuing such work or activity would violate the provisions of the immediately preceding sentence.

M.          Captions. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

N.           Parties Bound.

(i)           The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

(ii)           This Lease is offered to Tenant for signature with the understanding that it shall not be binding upon Landlord unless and until Landlord shall have: (a) received the first installment of Minimum Rent due hereunder by good and sufficient check; (b) received the Security Deposit by good and sufficient check or letter of credit in form satisfactory to Landlord or as may otherwise as required by Article 27; (c) received, to the satisfaction of Landlord, any and all other sums of money, documents or instruments required by the terms of this Lease to be delivered by Tenant to Landlord on or before the Commencement Date, including insurance certificates, permits, licenses and plans; and (d) executed and unconditionally delivered to Tenant a fully executed copy of this Lease.

[SIGNATURE PAGE TO FOLLOW.]

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IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

GP 275 OWNER, LLC, Landlord

By:	/s/ Frank Mangieri
Name: Frank Mangieri
Title: Vice President

RELMADA THERAPEUTICS, INC., Tenant

By:	/s/ Sergio Traversa
Name: Sergio Traversa
Title: Chief Executive Officer

Tenant’s Tax ID Number

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EXHIBIT 1

FLOOR PLAN OF PREMISES

THIS IS A SCHEMATIC PLAN AND IS INTENDED ONLY TO SHOW THE PROPOSED GENERAL LAYOUT OF THE PREMISES. ALL MEASURES, DISTANCES AND DIMENSIONS ARE APPROXIMATE AND NOT TO SCALE. THE DEPICTIONS HEREON DO NOT CONSTITUTE A WARRANTY OR REPRESENTATION OF ANY KIND.

EXHIBIT 2

CLEANING SPECIFICATIONS

A.           The following general cleaning will be performed nightly, Monday through Friday, excluding union and legal holidays:

(1)            All carpeting will be vacuumed once per week and carpets swept, as needed, the remaining four (4) nights.

(2)           All composition floor tiling will be swept and dust mopped with a chemically treated mop for dust control one (1) time per week.

(3)           All desks will be dusted. Tenant personalty and work product will not be moved.

(4)           Wastepaper baskets will be emptied and trash removed to a designated location in the Premises. Plastic liners will be installed weekly into all trash receptacles at Tenant’s expense.

(5)           Wipe clean all water fountains and coolers; empty waste water.

B.           The following lavatory service will be performed Monday through Friday, excluding union and legal holidays:

(1)           Porcelain fixtures will be scoured clean.

(6)           Both sides of toilet seats will be washed with a mild germicidal solution.

(7)           Bright work will be dry polished.

(8)           Trash receptacles will be emptied and cleaned, as needed.

(9)           Mirrors will be wiped clean.

(10)         Partitions will be wiped down, as necessary.

(11)         Shelves and counters will be wiped clean.

(12)         Floors will be mopped with a mild disinfectant.

(13)         Lavatory supplies will be furnished and installed at the Tenant’s expense.

C.           The following shall be performed weekly:

(1)           All chairs, tables, cabinets and attachments will be dusted weekly. Tenant personalty and work product will not be moved.

(14)         Window sills will be dusted weekly. Tenant personalty and work product will not be moved.

(15)         Moldings and ledges within hands’ reach will be dusted weekly.

D.           The following shall be performed quarterly:

(1)           Dust in place all picture, frame, charts, graphs and similar wall hangings not reached in nightly cleaning.

(2)           Dust all vertical surfaces and walls, partition doors, door bucks and other surfaces not reached in nightly cleaning. Tenant personalty and work product will not be moved.

E.           Window Cleaning:

(1)           All windows are to be cleaned inside and outside two (2) times per year.

EXHIBIT 3

FORM OF LETTER OF CREDIT

ISSUE DATE:	_________
L/C NO.:	_________

APPLICANT:

************** DIRECT **************	Relmada Therapeutics, Inc.

GP 275 OWNER, LLC	AMOUNT: USD $____________

c/o RFR Realty LLC

390 Park Avenue

New York, New York 10022
Attn: Executive Vice President

LADIES AND GENTLEMEN:

We hereby establish our irrevocable standby letter of credit no. __________ in your favor for an aggregate amount not to exceed the amount indicated above, expiring at our counters in New York with our close of business on _________________.

This letter of credit is available with the ___________________Bank, New York against presentation of your draft at sight drawn on the _____________ Bank, New York.

It is a condition of this irrevocable letter of credit that it shall be automatically extended without amendment for additional one year periods from the present or each future expiration date, unless at least 45 days prior to such date we send you notice in writing by registered mail at the above address, that we elect not to renew this letter of credit for such additional period. However in no event shall this letter of credit be extended beyond the final expiration date of ______________. Upon such notice to you, you may draw drafts on us at sight for an amount not to exceed the balance remaining in this letter of credit within the then applicable expiration date, accompanied by your dated statement purportedly signed by one of your officials reading: “the amount of this drawing USD ____________ under the _____________________ Bank letter of credit number _______________ represents funds due us as we have received notice from the ____________- Bank of its decision not to extend letter of credit number ________ for an additional year, and the obligation remains outstanding.” We will not notify Applicant or any other third party with respect to communications, or inquiries of Beneficiary, including the presentation of the Letter of Credit for payment or any attempt to draw against the Letter of Credit, until after the Letter of Credit has been paid in accordance with the terms hereof.

This letter of credit is transferable in its entirety (but not in part) and the _____________ Bank only is authorized to act as the transferring bank.

We shall not recognize any transfer of this letter of credit until this original letter of credit together with any amendments and a signed and completed transfer form satisfactory to us is received by us.

Transfer charges are for the applicant’s account. Forms are attached. [Please obtain forms from the Bank].

The correctness of the signature and title of the person signing the transfer forms must be verified by your bank.

In case of any transfer under this letter of credit, the draft and any required statement must be executed by the transferee.

This letter of credit may not be transferred to any person with which U.S. persons are prohibited from doing business under U.S. foreign assets control regulations or other applicable U.S. laws and regulations.

All drafts must indicate: “Drawn under the __________ Bank, New York letter of credit no. ___________ dated _____________.”

The original letter of credit and all sight drafts must be presented for drawing.

Except as otherwise expressly stated herein, this letter of credit is subject to the Uniform Customs and Practice for documentary credits, 2007 Revision, ICC Publication No. 600.

EXHIBIT 4

CONTRACTOR’S INSURANCE REQUIREMENTS

Contractor’s Liability Insurance

(a)           Scope of Coverage - The contractor shall, at its expense, purchase and maintain in full force and effect during the performance of any Alterations such insurance as will protect contractor, Landlord, Landlord’s managing agent and any other parties designated by Landlord and their respective officers, directors, shareholders, affiliates, partners, agents and employees from claims under workers’ compensation acts and other employee benefits acts, from claims for injury to persons or damage to property which may arise out of or result from operations under the construction contract, whether by contractor or by any subcontractor, or anyone directly or indirectly employed by any of them, or anyone for whose acts they may be liable, for not less than the limits of liability prescribed below, or as required by Legal Requirements, whichever is the greater, issued by a company or companies satisfactory to Landlord and qualified to do business in the State of New York.

(1)           Commercial general liability policy including coverage for: contractual liability recognizing the contract, bodily and personal injury liability, broad form property damage liability, independent contractor’s coverage, demolition on any building or structure, collapse, blasting and excavation, and products liability and completed operations (for at least two (2) years following completion) written on an occurrence form with limits of $1,000,000 for each occurrence and $2,000,000 general aggregate with each policy year to apply per project.

(2)           An automobile liability policy, covering all owned, non-owned, borrowed or hired vehicles, including loading and unloading thereof, with a combined single limit of $1,000,000 for bodily injury and property damage arising out of ownership, maintenance or use of any auto.

(3)           Workers’ compensation and occupational disease insurance, employee benefit insurance and any other insurance in the statutory amounts required by the laws of the State of New York, with broad-form all-states endorsement.

(4)           Employer’s liability insurance with a limit. of $1,000,000 for each accident.

(5)           Excess (Umbrella) liability insurance for not less than $5,000,000 for each occurrence and $5,000,000 annually in the aggregate to apply per project.

(6)           Performance and material and payment bonds, covering contractor’s full performance of the Alterations and payment of all obligations arising under the contract, in such form and with such sureties as Landlord may approve. Unless otherwise agreed to in writing by Landlord, the face amount of each performance and material and payment bond shall be for 100% of the contract sum.

(b)           The above insurance shall be primary and non-contributing and without liability on the part of Landlord for premiums, will name as additional insureds the Landlord, Landlord’s managing agent and any other parties specified by Landlord, and their respective partners, directors, officers, employees, agents and representatives.

(c)           The above liability insurance shall not contain cross-liability exclusion.

(d)           The contractor shall, before the commencement of any Alterations, file certificates with Landlord as required hereby to show the existence of such insurance, which insurance shall be subject to Landlord’s approval as to the adequacy of protection and compliance with this Lease and the satisfactory standing of the insurer, and all policies shall provide for thirty (30) day prior notice of cancellation to Landlord. Such insurance shall be placed with reputable insurance companies licensed or authorized to do business in the State of New York and having an “A.M. Best” rating of “A VIII” or better, or an equivalent rating by another recognized rating organization acceptable to Landlord.

(e)           The general liability coverage will include completed operations insurance for a period of two (2) years following final completion of the Alterations.

(f)            All requirements imposed by the policies referred to above, and to be performed by the contractor, shall likewise be imposed upon, assumed and performed by each of the subcontractors.

(g)           Nothing contained herein shall relieve the contractor and any subcontractors of any tier of their respective obligations to exercise due care in the performance of their duties in connection with the Alterations or to complete the Alterations in strict compliance with this Lease.

(h)           The insurance coverage to be maintained for the benefit of the contractor, Landlord, Landlord’s managing agent, and any other party specified by Landlord shall be primary and non-contributing for all such entities.

(i)            The carrying of the insurance described herein shall in no way be interpreted as relieving the contractor of any responsibility or liability under this Lease or the construction contract.

SCHEDULE A

RULES AND REGULATIONS

1.           The rights of each tenant in the Building to the entrances, corridors and elevators of the Building are limited to ingress to and egress from such tenant’s premises and no tenant shall use, or permit the use of the entrances, corridors, or elevators for any other purpose. No tenant shall invite to its premises, or permit the visit of persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, elevators and other facilities of the Building by other tenants. No tenant shall encumber or obstruct, or permit the encumbrances or obstruction of any of the sidewalks, plazas, entrances, corridors, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building, the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally.

2.           Landlord may refuse admission to the Building outside of Ordinary Building Hours to any person not known to the watchman in charge or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of Ordinary Building Hours to register. All tenants’ employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and the tenant with respect thereto. Each tenant shall be responsible for all persons for whom it requests such permission and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation or interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of tenant. Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from a tenant’s premises or the Building under the provisions of this rule.

3.           No tenant shall obtain or accept for use in its premises ice, drinking water, towels, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services. Such services shall be furnished only at such hours, in such places within the tenant’s premises and under such regulation as may be fixed by Landlord.

4.           No window or other air-conditioning units shall be installed by any tenant, and only such window coverings as are supplied or permitted by Landlord shall be used in a tenant’s premises.

5.           There shall not be used in any space, nor in the public halls of the Building, either by any tenant or by jobbers, or other in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

6.           All entrance doors in each tenant’s premises shall be left locked when the tenant’s premises are not in use. Entrance doors shall not be left open at any time. All windows in each tenant’s premises shall be kept closed at all times and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant’s premises.

7.           No noise, including the playing of any musical instruments, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. No dangerous, inflammable, combustible or explosive object, material or fluid shall be brought into the Building by any tenant or with the permission of any tenant.

8.           The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. All damages resulting from any misuse of the plumbing fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

9.           No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant’s premises and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for a tenant’s premises and toilet rooms shall be procured only from Landlord, which may make a reasonable charge therefore. Upon the termination of a tenant’s lease, all keys of the tenant’s premises and toilet rooms shall be delivered to Landlord. Each tenant shall provide Landlord with appropriate means to access any electronic security system in the Premises.

10.         Each tenant, shall, at its expense, provide artificial light in its premises for Landlord’s agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

11.         No tenant shall install or permit to be installed any vending machines.

12.         No animals or birds, bicycles, mopeds or vehicles of any kind shall be kept in or about the Building or permitted therein.

13.         No furniture, office equipment, packages or merchandise will be received in the Building or carried up or down in the elevator, except between such hours as shall be designated by Landlord. Landlord shall prescribe the charge for freight elevator use and the method and manner in which any merchandise, heavy furniture, equipment or safes shall be brought in or taken out of the Building, and also the hours at which such moving shall be done. Any reserved usage of the freight elevator shall be in minimum increments of four (4) hours. No furniture, office equipment, merchandise, large packages or parcels shall be moved or transported in the passenger elevators at any time. No tenant shall use the passenger elevators for any purpose other than transporting persons to and from its premises.

14.         All lighting fixtures hung in offices or spaces along the perimeter of any tenant’s Premises must be fluorescent, of a quality, type, design and bulb color approved by Landlord unless the prior consent of Landlord has been obtained for other lamping.

15.         The exterior windows and doors that reflect or admit light and air into any premises or the halls, passageways or other public places in the Building, shall not be covered or obstructed by any tenant, nor shall any articles be placed on the windowsills.

16.         Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent same.

17.         No tenant shall do any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, except as expressly approved in writing by Landlord. In addition, no tenant shall cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the premises. The foregoing shall not preclude tenant from having food or beverages delivered to the premises, provided that no cooking or food preparation shall be carried out at the premises.

18.         No tenant shall generate, store, handle, discharge or otherwise deal with any hazardous or toxic waste, substance or material or oil or pesticide on or about the Real Property.

SCHEDULE B

LANDLORD’S WORK

Landlord shall, at its expense, perform the following work and installations (“Landlord’s Work”) all of which shall be of material, design, capacity, finish and color (if applicable) to the standard adopted by Landlord for the Building (but in no event more than the type and quantity of work set forth below).

●	Landlord shall build the Premises in accordance with the drawing attached hereto as Schedule B-1 (the “Drawing”).

Tenant acknowledges and agrees that Landlord’s Work shall be completed using Building standard materials and quantities. As used in this Schedule B, the term “Building standard” shall mean materials and finishes that are comparable in quality and cost to those installed in Suite 1305 of the Building as of the date of this Lease. On or before the tenth (10th) business day following the date of this Lease, Tenant, its architect and its other representatives shall furnish Landlord with any information necessary to enable Landlord to prepare the plans for Landlord’s Work (the “Plans”). Landlord shall prepare the Plans based on the Drawing and the information provided by Tenant pursuant to the immediately preceding sentence. The Plans shall be approved by Tenant, which approval shall be deemed given if not denied by Tenant within three (3) business days after Landlord’s submission to Tenant of the Plans. If Tenant shall object to any part of the Plans, such objections shall be made in writing within three (3) business days of Tenant’s receipt of the Plans. Any objections shall be in sufficient detail to enable Landlord to modify the Plans to address Tenant’s objections. Landlord shall not be required to prepare more than one (1) set of revised Plans. If Tenant objects to the revised Plans, should Landlord (in Landlord’s sole discretion) agree to make further revisions, the time period between Landlord’s submission of the initial revised Plans and Tenant’s approval of the final Plans shall be a Tenant Delay.

In the event that Tenant requests that Landlord perform additional work in the Premises beyond that shown in the Plans, or any substitute for any Building standard item of work forming part of Landlord’s Work (any of the foregoing being referred to as “Additional Work”), Landlord shall prepare the plans for such Additional Work (the “Additional Work Plans”) at Tenant’s expense, and Tenant shall pay to Landlord (i) the actual labor cost of any work beyond the scope of Landlord’s Work as set forth in the Plans, and/or (ii) the cost to Landlord of the substitute materials requested by Tenant in excess of the cost of the Building standard material substituted therefor, plus in each of (i) and (ii) fees, payable to Landlord’s designated construction manager or managing agent, of ten (10%) percent for overhead and ten (10%) percent for profit, all as billed by Landlord in reasonable intervals to Tenant during the progress of the performance of any Additional Work or afterwards, as Landlord may reasonably determine.

Based upon the Additional Work Plans, Landlord shall estimate reasonably the cost of the Additional Work depicted thereon (the “Estimate”) and advise Tenant thereof and Tenant shall either promptly withdraw its request for all or part of the Additional Work so estimated or pay to Landlord, within five (5) days of Landlord’s request therefor and in any event prior to the commencement of Landlord’s Work and before Landlord proceeds to install, purchase or order same, which payment shall be reconciled by Landlord and Tenant upon the completion of the Additional Work. If Tenant fails to withdraw such request within three (3) business days of receiving the Estimate, Tenant shall be deemed to have approved such Additional Work and cost thereof.

If in Landlord’s commercially reasonable judgment, any items of Additional Work shall involve Long Lead Work, then Landlord may require Tenant to agree on a fixed Commencement Date of this Lease (allowing a reasonable time for the performance of Landlord’s Work in absence of the necessity of performing the Long Lead Work). If the parties cannot agree upon a fixed Commencement Date, then Landlord shall have the right to decline to perform such Long Lead Work, and Tenant shall be responsible for the performance thereof (subject to the terms of this Lease) after the completion of Landlord’s Work and any other (non-objected to by Landlord) Additional Work.

Any architect or designer acting for or on behalf of Tenant shall be deemed an agent of Tenant duly authorized to bind and act for Tenant in all respects with respect to Landlord’s Work and any Additional Work.

All submissions and notices with respect to the Plans or Landlord’s Work shall be given in accordance with the provisions of Article 25 of this Lease.

For purposes of this Lease, Landlord’s Work shall be deemed to have been substantially completed on, and the date of substantial completion of Landlord’s Work shall be, the earlier of (1) the date on which Landlord’s Work has been completed, or would have been completed but for any Tenant Delay, it being agreed that the substantial completion of Landlord’s Work shall be deemed to have occurred notwithstanding the fact that (A) minor details, balancing or adjustments may not then have been completed, provided that such uncompleted work or the completion thereof shall not materially interfere with Tenant’s use of the Premises (and the completion of such unperformed work shall not create safety issues or noxious odors that would prevent Tenant from taking possession of the Premises for the conduct of its business), (B) any Long Lead Work remains to be performed, or (C) any work which, in accordance with good construction scheduling practice, must be sequenced to follow completion of any Long Lead Work or any Alterations to be performed by Tenant, remains to be performed, and (2) the date on which Tenant takes occupancy of any portion of the Premises for the conduct of its business. The term “Long Lead Work” shall mean any item which is not a stock item and must be specially manufactured, fabricated or installed or is of such an unusual, delicate or fragile nature that there is a substantial risk that (i) there will be a delay in its manufacture, fabrication, delivery or installation, or (ii) after delivery, such item will need to be reshipped or redelivered or repaired, so that in Landlord’s reasonable judgment the item in question cannot be completed when the standard items are completed even though the item of Long Lead Work in question is (1) ordered together with the other items required and (2) installed or performed (after the manufacture or fabrication thereof) in the order and sequence that such Long Lead Work and other items are normally installed or performed in accordance with good construction practice. In addition, Long Lead Work shall include any standard item which in accordance with good construction practice should be completed after the completion of any item of work in the nature of the items described in the immediately preceding sentence. The term “Tenant Delay” shall mean any delay that Landlord may encounter in commencing or performing Landlord’s Work (or any portion thereof) by reason of any act, neglect, failure or omission by Tenant, its agents, servants, employees, contractors or subcontractors, including delays due to Additional Work or changes to Landlord’s Work requested by Tenant, delays in the submission of information or plans by Tenant to Landlord, delays in the giving of any authorizations or approvals by Tenant to Landlord (including the choice of materials) and/or delays due to corrections made, or required to be made, by Landlord due to any information or plans submitted to Landlord.

SCHEDULE B-1

LANDLORD’S WORK DRAWING

THIS IS A SCHEMATIC PLAN AND IS INTENDED ONLY TO GENERALLY SHOW THE LAYOUT OF THE PREMISES AS MODIFIED BY LANDLORD’S WORK. ALL MEASURES, DISTANCES AND DIMENSIONS ARE APPROXIMATE AND NOT TO SCALE. THE DEPICTIONS HEREON DO NOT CONSTITUTE A WARRANTY OR REPRESENTATION OF ANY KIND.